                                                                   Exhibit 99(i)


Audited Consolidated Financial Statements

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

As of December 31, 1995 and 1994





Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Consolidated Statements of Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Consolidated Statements of Stockholder's Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors of
The North American Coal Corporation:




We have audited the accompanying consolidated balance sheets of The North American Coal Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The North American Coal Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP

Dallas, Texas,
February 2, 1996

                       THIS PAGE INTENTIONALLY LEFT BLANK

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 1995 and 1994

(Amounts in Thousands)

                                                                                  1995             1994
                                                                            --------------    -------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                $        4,700    $       5,562
   Note receivable from parent Company                                              14,939           22,709
   Accounts receivable                                                              23,156           23,801
   Inventories                                                                      29,736           27,211
   Other current assets                                                              2,064            2,052
                                                                            --------------    -------------
                                                                                    74,595           81,335

OTHER ASSETS:
   Notes receivable                                                                  3,217            3,790
   Costs recoverable under sales contracts                                           5,785            6,945
   Other investments and receivables                                                13,804           12,899
                                                                            --------------    -------------
                                                                                    22,806           23,634

PROPERTY, PLANT & EQUIPMENT -- at cost:
   Coal lands and real estate                                                       92,450           68,527
   Plant and equipment                                                             439,862          422,061
   Construction in progress                                                          6,485            2,737
                                                                            --------------    -------------
                                                                                   538,797          493,325

   Less allowance for depreciation, depletion
      and amortization                                                            (208,330)        (192,307)
                                                                            --------------    -------------
                                                                                   330,467          301,018
DEFERRED CHARGES:
   Prepaid royalties                                                                 6,492            5,943
   Deferred lease costs                                                             34,936           33,154
   Other                                                                             4,654           16,213
                                                                            --------------    -------------
                                                                                    46,082           55,310
                                                                            --------------    -------------
                                                                            $      473,950    $     461,297
                                                                            ==============    =============


The accompanying notes are an integral part of these statements.

                                                                                  1995             1994
                                                                            --------------    -------------
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                         $       19,769    $      10,461
   Payable to affiliated companies                                                     948            4,295
   Accrued liabilities                                                              25,596           21,580
   Revolving credit agreements                                                           -           15,000
   Current maturities of long-term obligations                                      16,489           17,841
                                                                            --------------    -------------
                                                                                    62,802           69,177

NON-CURRENT LIABILITIES:
   Deferred income taxes                                                            19,156           17,488
   Pension compensation and other accrued liabilities                               24,955           22,140
                                                                            --------------    -------------
                                                                                    44,111           39,628
LONG-TERM OBLIGATIONS:
   Subsidiaries' liabilities--(not guaranteed by the
   Company or the parent Company):
      Advances from customers                                                      176,384          135,973
      Notes payable                                                                 23,872           55,967
      Notes payable to affiliated company                                               32              145
      Capitalized lease obligations                                                146,384          140,091
                                                                            --------------    -------------
                                                                                   346,672          332,176

MINORITY INTEREST                                                                    5,240            5,191

STOCKHOLDER'S EQUITY:
   Common Stock, par value $1 a share:
      authorized 750 shares; issued and
      outstanding 500 shares                                                             1                1
   Capital in excess of par value                                                   15,124           15,124
   Retained income                                                                       -                -
                                                                            --------------    -------------
                                                                                    15,125           15,125
                                                                            --------------    -------------
                                                                            $      473,950    $     461,297
                                                                            ==============    =============

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 1995 and 1994

(Amounts in Thousands)


                                                                                  1995              1994
                                                                            --------------     --------------
TONS OF COAL SOLD                                                                   26,680             27,183
                                                                            ==============     ==============
INCOME:
   Net sales                                                                $      234,354     $      239,391
   Royalties, rental and other operating income                                     13,632             10,788
   Interest, gain on sale of assets and miscellaneous income                         4,984              4,312
                                                                            --------------     --------------
                                                                                   252,970            254,491
COSTS AND EXPENSES:
   Cost of sales                                                                   162,377            161,814
   Depreciation, depletion and amortization                                         30,382             30,856
   Selling, administrative and general expenses                                      9,448              9,560
   Interest expense of subsidiaries                                                 15,312             19,321
                                                                            --------------     --------------
                                                                                   217,519            221,551
                                                                            --------------     --------------

       Income before income taxes and minority interest                             35,451             32,940

INCOME TAXES:
   Current                                                                           9,150              9,690
   Deferred                                                                          1,690               (209)
                                                                            --------------     --------------
                                                                                    10,840              9,481

Minority interest in income of consolidated subsidiary                               2,018              2,484
                                                                            --------------     --------------

       Net income                                                           $       22,593     $       20,975
                                                                            ==============     ==============





The accompanying notes are an integral part of these statements.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

For the Years Ended December 31, 1995 and 1994

(Amounts in Thousands)





                                                              Capital In
                                             Common          Excess of Par      Retained
                                              Stock              Value            Income          Total
                                           -------------    --------------   --------------    -------------
Balance at January 1, 1994                 $           1    $       32,390   $        1,371    $      33,762

Net income                                             -                 -           20,975           20,975

Dividends                                              -           (20,654)         (22,346)         (43,000)


Contribution from affiliate                            -             3,388                -            3,388
                                           -------------    --------------   --------------    -------------


Balance at December 31, 1994               $           1    $       15,124   $            -    $      15,125


Net income                                             -                 -           22,593           22,593


Dividends                                              -                 -          (22,593)         (22,593)

                                           -------------    --------------   --------------    -------------

Balance at December 31, 1995               $           1    $       15,124   $            -    $      15,125
                                           =============    ==============   ==============    =============





The accompanying notes are an integral part of these statements.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1995 and 1994
(Amounts in Thousands)

                                                                                   1995             1994
                                                                              -------------    --------------
OPERATING ACTIVITIES:
   Net income                                                                 $      22,593    $       20,975
   Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation, depletion and amortization                                         30,382            30,856
    Gain on sale of assets                                                             (279)             (136)
    Costs recovered under sales contracts                                             1,160             1,490
    Deferred lease costs                                                             (1,782)           (1,956)
    Deferred income taxes                                                             1,690              (209)
    Pensions and other accruals                                                       1,280             3,918
    Prepaid royalties                                                                  (610)             (539)
    Other deferred costs                                                                208            (2,351)
                                                                              -------------    --------------
                                                                                     54,642            52,048
   Working capital changes:
    (Increase) decrease in accounts receivable and other assets                         113            (3,250)
    Increase in inventories                                                          (2,525)           (3,398)
    Increase in accounts payable and other liabilities                               10,920             1,809
                                                                              -------------    --------------
                                                                                      8,508            (4,839)
                                                                              -------------    --------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                      63,150            47,209

INVESTING ACTIVITIES:
   Expenditures for property, plant and equipment                                   (22,611)          (12,136)
   Proceeds from property disposals                                                     552             2,804
   Repayment of note receivable from parent Company, net                              7,770            17,138
   Reduction in notes receivable                                                        552             1,412
   Other - net                                                                       (1,841)           (2,702)
                                                                              -------------    --------------
      NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                              (15,578)            6,516

FINANCING ACTIVITIES:
   Additions to (repayment of) lines of credit, net                                 (16,717)              305
   Additions to advances from customers, net                                         40,411             2,626
   Additions to long-term obligations                                                52,535            53,768
   Repayment of long-term obligations                                              (102,070)          (68,019)
   Dividends                                                                        (22,593)          (43,000)
                                                                              -------------    --------------
      NET CASH USED BY FINANCING ACTIVITIES                                         (48,434)          (54,320)
                                                                              -------------    --------------
DECREASE IN CASH AND CASH EQUIVALENTS                                                  (862)             (595)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                        5,562             6,157
                                                                              -------------    --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                      $       4,700    $        5,562
                                                                              =============    ==============




The accompanying notes are an integral part of these statements.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular Amounts In Thousands)

December 31, 1995 and 1994

NOTE A--ORGANIZATION

The North American Coal Corporation ("Company") is a wholly owned subsidiary of NACCO Industries, Inc. ("parent Company"). The Company is the owner of The Coteau Properties Company ("Coteau"), The Falkirk Mining Company ("Falkirk"), The Sabine Mining Company ("Sabine"), Red River Mining Company, its joint venture, ("Red River Mining"), and North American Coal Royalty Company. The Company is principally engaged in lignite mining through the operation of surface mines in North Dakota, Texas and Louisiana. The Company has also begun operating a dragline at a limestone quarry in Florida.

Three of the Company's consolidated coal mining subsidiaries (surface mines) were organized to assume sales agreements with public utilities. All of the coal of these subsidiaries is sold to these public utilities pursuant to long-term contracts with terms up to 20 years and with extensions at the buyer's option. The sales prices provided by such contracts are based on cost plus a profit per ton. As each mining subsidiary has a contract to provide coal to its customer, a significant portion of their revenue is derived from a single source. The financial position of the mining subsidiary and the Company could be materially impacted if the relationship with the customer was terminated or altered.

In December 1994, the Company recorded a contribution from a subsidiary of the parent Company. This contribution represented royalty revenue received in prior years by the subsidiary on a mine previously held by the Company. The contribution was funded by a note receivable from the parent Company.

NOTE B--ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and its joint venture. Intercompany accounts have been eliminated.

CASH AND CASH EQUIVALENTS: Cash equivalents are investments purchased with an original maturity of three months or less.

INVENTORIES:  Inventories are stated at the lower of cost or market.

COSTS RECOVERABLE UNDER SALES CONTRACTS: The coal sales agreements ("Agreements") of three subsidiaries provided for selling prices which allowed a profit during the defined development period of the mines. Production costs incurred during the development period in excess of the established selling price, as set forth in the Agreements, were deferred and are being recovered as a cost of coal tonnage sold after the development period. Recoveries of these costs amounted to approximately $1,160,000 and $1,490,000 in 1995 and 1994, respectively, and are included in net sales in the accompanying consolidated statements of income.

DEPRECIATION, DEPLETION AND AMORTIZATION: Depreciation, depletion and amortization are provided in amounts sufficient to amortize the cost of related assets (including assets recorded under capitalized lease obligations) over their estimated range of useful lives and are calculated by either the straight-line method or the units-of-production method based on estimated recoverable tonnage.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE B--ACCOUNTING POLICIES --continued

RECLAMATION COSTS: Under certain federal and state regulations, the Company's subsidiaries are required to reclaim land disturbed as a result of mining. Reclamation of disturbed land is a continuous process throughout the term of the related Agreements. Current reclamation costs are being recovered as a cost of coal tonnage sold. Costs to complete reclamation after mining has been completed are reimbursed under the Agreements.

PRIOR YEAR FINANCIAL STATEMENTS: Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 presentation.

FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS: The fair values of financial instruments have been determined through information obtained from quoted market sources and management estimates. The Company does not hold or issue financial instruments or derivative financial instruments for trading purposes.

The Company enters into interest rate swap agreements and interest rate cap agreements with terms ranging from two to four years. The differential between the floating interest rate and the fixed interest rate which is to be paid or received is recognized in interest expense as the floating interest rate changes over the life of the agreement.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE C--ACCOUNTS RECEIVABLE

Accounts receivable are summarized as follows:

                                                                                     December 31,
                                                                           -------------------------------
                                                                                1995             1994
                                                                           -------------    --------------
   Accounts receivable                                                     $      18,783    $       17,799
   Accounts receivable from affiliated companies                                   3,588             5,520
   Refundable income taxes                                                           785               482
                                                                           -------------    --------------
                                                                           $      23,156    $       23,801
                                                                           =============    ==============

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE D--INVENTORIES

Inventories are summarized as follows:

                                                                                     December 31,
                                                                           -------------------------------
                                                                                1995             1994
                                                                           -------------    --------------
   Coal                                                                    $      10,618    $        8,404
   Mining supplies                                                                19,118            18,807
                                                                           -------------    --------------
                                                                           $      29,736    $       27,211
                                                                           =============    ==============

NOTE E--ADVANCES FROM CUSTOMERS

Advances from customers represent amounts advanced to Coteau and Falkirk from public utilities to develop, operate and provide working capital for the mines. These advances are secured by all owned assets and assignment of all rights under the Agreements of Coteau and Falkirk, are non interest-bearing, and are without recourse to the Company and the parent Company. No repayment schedule has been established for Falkirk due to the funding agreement with the customer.

Estimated maturities for Coteau for the next five years, including current maturities, are as follows:

     1996                                                                               $          9,079
     1997                                                                                          9,079
     1998                                                                                          9,079
     1999                                                                                          9,079
     2000                                                                                          9,079
     Thereafter                                                                                   74,035
                                                                                        ----------------
                                                                                        $        119,430
                                                                                        ================

NOTE F--NOTES PAYABLE

The promissory notes represent borrowings which the public utility arranged for Sabine. The note payable at Coteau represented financing for leaseholds on coal lands received from an affiliate of Coteau's buyer. Neither the Company nor the parent Company have guaranteed these borrowings. Notes payable, less current maturities, consist of the following:


                                                                                       December 31,
                                                                            ---------------------------------
                                                                                  1995              1994
                                                                            --------------     --------------
THE COTEAU PROPERTIES COMPANY
   Mortgage note to an affiliate of Coteau's customer with
      an interest rate of 10.94%, refinanced through advances
      from customer in January 1995.                                        $            -     $       37,297

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE F--NOTES PAYABLE--continued

                                                                                       December 31,
                                                                            ---------------------------------
                                                                                  1995              1994
                                                                            --------------     --------------
   Mortgage note with no interest.  The note requires
      eight equal quarterly payments, beginning January 5, 1996,
      and is secured by the related coal lands.                                      3,000                  -

THE SABINE MINING COMPANY
   Promissory notes guaranteed by a $9.25 million
      irrevocable letter of credit issued by a bank
      pursuant to a credit agreement which was
      canceled in April 1995.  Under the terms of
      such agreement, substantially all assets were
      pledged and all rights under the Agreement
      were assigned.                                                                    -               1,250

   Promissory note payable to a bank under an
      agreement providing for borrowings up to $25
      million.  Interest is based on the bank's daily cost of
      funds plus .45% (average interest rate of 6.34%
      for 1995).  Under the terms of such agreement,
      substantially all assets are pledged and all rights
      under the Agreement are assigned.                                             16,172             11,610

   Secured note payable due June 1, 2001, with a fixed
      interest rate of 8.65% per annum on the unpaid
      balance.  Under the terms of such agreement,
      substantially all assets are pledged and all rights
      under the Agreement are assigned.                                              4,500              5,500

OTHER                                                                                  200                310
                                                                            --------------     --------------
                                                                            $       23,872     $       55,967
                                                                            ==============     ==============

Note maturities for the next five years, including current maturities, are as follows:

     1996                                                                               $         5,181
     1997                                                                                         6,242
     1998                                                                                         3,242
     1999                                                                                         3,142
     2000                                                                                         3,142
     Thereafter                                                                                   8,104
                                                                                        ---------------
                                                                                        $        29,053
                                                                                        ===============

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE F--NOTES PAYABLE--continued

Commitment fees paid to banks were approximately $46,000 and $75,000 in 1995 and 1994, respectively, and are included in interest expense in the accompanying consolidated statements of income.

Sabine entered into a $15 million term loan in February 1996, with a bank. This loan provides for an interest rate based on LIBOR plus .30% on the unpaid balance and is due February 20, 2002. In connection with this financing, the promissory note payable to a bank for borrowings up to $25 million was reduced to $10 million. Under the terms of these agreements, substantially all assets are pledged and all rights under the agreement are assigned.


NOTE G--REVOLVING CREDIT AGREEMENT

During 1995, the Company had a revolving credit agreement which is summarized as follows:

    Amount of revolving credit agreement                                                         $50,000,000
    Amount available at December 31, 1995                                                        $50,000,000


    Stated interest rate                                                                     LIBOR + .4375%

    Average interest rate during 1995                                                                 5.90%

    Commitment and facility fee                                                               .20% per annum

    Expiration date (with annual renewal option)                                          September 27, 2000

The Company enters into interest rate swap agreements which allow the Company to enter into long-term credit arrangements that have performance based, floating rates of interest and then swap them into fixed rates as opposed to entering into higher cost fixed-rate credit arrangements. These agreements are with major commercial banks; therefore, the risk of credit loss from nonperformance by the banks is minimal. The Company evaluates its exposure to floating rate debt on an ongoing basis. The following table summarizes the notional amounts and related rates on interest rate swap agreements and interest rate cap agreements outstanding at December 31, 1995:

                                                             Variable              Fixed
                                       Notional                Rate                 Rate
                                        Amount               Received               Paid
                                       --------              --------            ---------
          Swap                           $10,000               5.94%               6.60%
          Cap                              3,000               5.94%               4.00%

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE H--POSTRETIREMENT PLANS

The Company and its affiliates, representing the mining operations of the parent Company, sponsor defined benefit pension plans which cover substantially all salaried employees of the Company and its subsidiaries. Benefits under the plans are based on years of service and average compensation during certain periods. The Company's funding policy is to contribute within the range allowed by the applicable regulations. Plan assets are primarily listed stocks and U.S. bonds.

The following is a detail of net periodic pension expense for all mining operations of the parent Company:

                                                                                      December 31,
                                                                            -------------------------------
                                                                                  1995             1994
                                                                            --------------    -------------
      Service cost                                                          $        1,805    $       2,440
      Interest cost on projected benefit obligation                                  2,414            2,528
      Actual return on plan assets                                                  (6,891)             638
      Net amortization and deferral                                                  4,538           (2,886)
                                                                            --------------    -------------
      Net periodic pension expense                                          $        1,866    $       2,720
                                                                            ==============    =============


The following sets forth the funded status of the plans:

   Actuarial present value of benefit obligation:

                                                                                      December 31,
                                                                            ---------------------------------
                                                                                  1995             1994
                                                                            --------------     --------------
      Vested accumulated benefit obligation                                 $       19,034     $       12,505
      Nonvested accumulated benefit obligation                                       3,313              1,530
                                                                            --------------     --------------
      Total accumulated benefit obligation                                          22,347             14,035
      Value of future salary projections                                            17,738             13,596
                                                                            --------------     --------------
      Total projected benefit obligation                                            40,085             27,631

   Fair value of plan assets                                                        30,622             22,915
                                                                            --------------     --------------
   Projected benefit obligation in excess of plan assets                            (9,463)            (4,716)

   Amounts not recognized:
      Unrecognized net transition asset                                               (838)            (1,005)
      Unrecognized net gain                                                         (6,578)           (10,430)
      Prior service cost                                                               705                762
                                                                            --------------     --------------
      Pension obligation recognized                                         $      (16,174)    $      (15,389)
                                                                            ==============     ==============

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE H--POSTRETIREMENT PLANS--continued

Assumptions used in accounting for the defined benefit plans:

                                                                                          December 31,
                                                                                 -----------------------------
                                                                                   1995                1994
                                                                                 ---------           ---------
      Weighted average discount rates                                                7.50%               8.50%

      Rate of increase in compensation levels                                        4.50%               5.50%

      Expected long-term rate of return on assets                                    9.00%               9.00%

The Company and its subsidiaries participate in a defined contribution plan sponsored by the Company which covers substantially all salaried employees. The plan provides for employee contributions to be matched, by the respective company, up to a limit of 5% of the employee's salary. Company contributions to the plan were approximately $2,515,000 and $2,387,000 in 1995 and 1994, respectively.


NOTE I--OTHER POSTRETIREMENT BENEFITS

The expected cost of retirement benefits other than pensions is charged to expense during the years that the employees render service. Under the provisions of the Agreements of three subsidiaries, costs will be recovered as a cost of coal tonnage sold. Because SFAS 106 is not material to the Company's results of operations and financial condition, the detailed disclosures required by SFAS 106 have not been presented.


Coteau and Sabine established Voluntary Employees' Beneficiary Association
(VEBA) trusts in 1993 to provide for such future retirement benefits. Coteau and Sabine made cash contributions to the VEBA trusts of approximately $462,000 and $496,000 in 1995 and 1994, respectively. Coteau and Sabine have requested, but have not yet received, a determination letter from the Internal Revenue Service (IRS) regarding recognition of the tax-exempt status of each of the VEBA trusts. Contributions made to an IRS approved VEBA trust are irrevocable and must be used for employee benefits.


NOTE J--COMMITMENTS

Certain mining equipment leased by Coteau, Falkirk, and Sabine and certain office and other equipment leased by the Company are capitalized for financial statement purposes. The parent Company is not obligated under capital or operating lease agreements of the Company. Under the provisions of the Agreements, the customer is required to pay, as part of the cost of coal purchased, an amount equal to the annual lease payments. Interest expense and amortization in excess of annual lease payments are deferred and are recognized in years when annual lease payments exceed interest expense and amortization.

Interest paid on notes and capitalized lease obligations amounted to approximately $15,841,000 and $18,949,000 in 1995 and 1994, respectively.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE J--COMMITMENTS --continued

Assets recorded under capitalized lease obligations are included with property, plant and equipment and consist of the following:

                                                                                       December 31,
                                                                            ---------------------------------
                                                                                  1995              1994
                                                                            --------------     --------------
   Plant and equipment                                                      $      201,048     $      188,149
   Accumulated amortization                                                        (78,291)           (71,655)
                                                                            --------------     --------------
                                                                            $      122,757     $      116,494
                                                                            ==============     ==============

Capitalized lease obligations are renewable for additional periods at terms based upon fair market value of the leased items at the renewal dates.

During 1995 and 1994, subsidiaries of the Company incurred capitalized lease obligations of approximately $17,985,000 and $5,157,000, respectively, in connection with lease agreements to acquire plant and equipment. During 1995, a subsidiary of the Company entered into a $6,000,000 note payable to acquire coal lands.

Future minimum lease payments as of December 31, 1995, for all capitalized lease obligations are as follows:


     1996                                                                               $      23,085

     1997                                                                                      22,234

     1998                                                                                      21,512

     1999                                                                                      21,111

     2000                                                                                      20,203

     Thereafter                                                                               139,735
                                                                                        -------------
     Total minimum lease payments                                                             247,880

     Amounts representing interest                                                            (90,188)
                                                                                        -------------
     Present value of net minimum lease payments                                              157,692

     Current maturities                                                                       (11,308)
                                                                                        -------------
                                                                                        $     146,384
                                                                                        =============

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE J--COMMITMENTS--continued

The Company is committed under non cancelable operating leases, with minimum lease payments as of December 31, 1995, as follows:

     1996                                                                          $        1,898

     1997                                                                                   1,957

     1998                                                                                   1,824

     1999                                                                                   1,243

     2000                                                                                   1,074

     Thereafter                                                                             5,369
                                                                                   --------------
                                                                                   $       13,365
                                                                                   ==============

Rental expenses for all operating leases amounted to approximately $992,000 and $1,168,000 during 1995 and 1994, respectively.

At December 31, 1995, the unexpended portion of capital expenditures authorized by the respective boards of directors, and customers where required, of the Company and its subsidiaries approximated $49,361,000, of which $48,244,000 is being financed under the arrangements with public utilities served by the subsidiaries.


NOTE K--INCOME TAXES

The Company and its subsidiaries are included in the consolidated federal income tax return filed by the parent Company. The Company and each of its subsidiaries entered into a tax-sharing agreement with the parent Company under which federal income taxes are computed by the Company and each of its subsidiaries on a separate return basis. The current portion of such tax is paid to the parent Company. During 1995 and 1994, the federal and state income taxes paid by the Company were approximately $10,276,000 and $7,099,000, respectively.

The Company's effective tax rate differs from the federal statutory rate primarily due to state income taxes and percentage depletion.

For state income tax purposes (computed on a separate return basis), a certain subsidiary has an operating loss carryforward of approximately $482,000 which expires in 2006 through 2007.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE K--INCOME TAXES--continued

Provision (benefit) for income taxes consists of the following:

                                                                                 Year Ended December 31,
                                                                            -------------------------------
                                                                                  1995             1994
                                                                            --------------    -------------
Federal                                                                     $        8,795    $       9,609
State                                                                                  355               81
                                                                            --------------    -------------
  Total current tax expense                                                 $        9,150            9,690
                                                                            ==============    =============

Federal                                                                     $        1,399    $       (237)
State                                                                                  291              28
                                                                            --------------    -------------
  Total deferred tax expense (benefit)                                      $        1,690    $       (209)
                                                                            ==============    =============


A summary of components of the net deferred tax assets (liabilities) included in the accompanying consolidated balance sheets resulting from differences in the book and tax bases of assets and liabilities are as follows:

                                                                                       December 31,
                                                                            -------------------------------
                                                                                  1995             1994
                                                                            --------------    -------------
Current portion:
  Accrued expenses and reserves                                             $          448    $         470
  Inventory                                                                            (37)             (37)
                                                                            --------------    -------------
    Total current                                                           $          411    $         433
                                                                            ==============    =============

Long-term portion:
  Depreciation, depletion and amortization                                  $      (19,522)   $     (20,395)
  Pensions                                                                           5,714            5,476
  Installment sales                                                                   (928)          (1,404)
  Partnership investment                                                            (1,811)          (1,818)
  Deferred compensation                                                              1,327              814
  Other - net                                                                       (3,936)            (161)
                                                                            --------------    -------------
      Total long-term                                                       $      (19,156)   $     (17,488)
                                                                            ==============    =============

The current portion of deferred income taxes shown above, a net deferred tax asset, is included in other current assets in the accompanying consolidated balance sheets.

THE NORTH AMERICAN COAL CORPORATION AND SUBSIDIARIES

December 31, 1995 and 1994


NOTE L--DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about the fair value of financial instruments. Carrying amounts for cash and cash equivalents and revolving credit approximate fair value. The fair value of notes receivable and payable is estimated based on the discounted value of the future cash flows using borrowing rates currently available to the Company for bank loans with similar terms and average maturities. The fair value compared to the carrying value are summarized as follows:

                                                                                       December 31,
                                                                            -------------------------------
                                                                                  1995             1994
                                                                            --------------    -------------
Fair Value:
-----------
  Notes receivable                                                          $        5,023    $       5,875
  Notes payable                                                             $       29,367    $      68,805

Carrying Value:
---------------
  Notes receivable                                                          $        3,790    $       4,343
  Notes payable                                                             $       29,053    $      62,538


NOTE M--TRANSACTIONS WITH AFFILIATED COMPANIES

Costs and expenses include net receipts from the parent Company and other subsidiaries of the parent Company. These receipts approximated $1,150,000 in 1995 and $1,387,000 in 1994 for administrative and other services.

The note receivable from parent Company of $14,939,000 in 1995 and $22,709,000 in 1994 is a demand note, with interest of 5.78% at December 31, 1995, and 5.87% at December 31, 1994.

                                                                  Exhibit 99(ii)




                     HAMILTON BEACH/PROCTOR-SILEX, INC.,
                     AND SUBSIDIARIES

                     CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1995 AND 1994,
                     TOGETHER WITH AUDITORS' REPORT

              HAMILTON BEACH/PROCTOR-SILEX, INC., AND SUBSIDIARIES


                               TABLE OF CONTENTS



                                                                                                             PAGE
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                                      1

FINANCIAL STATEMENTS

   Consolidated Balance Sheets as of December 31, 1995 and 1994                                               2
   Consolidated Statements of Operations for the Years Ended December 31, 1995 and 1994                       3
   Consolidated Statements of Changes in Stockholder's Equity for the Years Ended December 31, 1995 and 1994  4
   Consolidated Statements of Cash Flows for the Years Ended December 31, 1995 and 1994                       5
   Notes to Consolidated Financial Statements as of December 31, 1995 and 1994                              6 - 17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Hamilton Beach/Proctor-Silex, Inc.:

We have audited the accompanying consolidated balance sheets of Hamilton Beach/Proctor-Silex, Inc. (a Delaware corporation), and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hamilton Beach/Proctor-Silex, Inc., and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



Arthur Andersen LLP

Richmond, Virginia,
   January 29, 1996

              HAMILTON BEACH/PROCTOR-SILEX, INC., AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1994
                             (Dollars in Thousands)

                                                              ASSETS

                                                                                                              1995         1994
                                                                                                          -----------   ----------
                 CURRENT ASSETS:
                    Cash and cash equivalents                                                                $    308     $  2,307
                    Accounts receivable, net                                                                   70,193       76,279
                    Inventories, net                                                                           58,727       48,557
                    Deferred income taxes                                                                       2,085        1,492
                    Prepaid expenses and other                                                                  6,776        6,013
                                                                                                          -----------   ----------
                                  Total current assets                                                        138,089      134,648

                 PROPERTY, PLANT, AND EQUIPMENT, net                                                           51,039       54,258

                 DEFERRED CHARGES AND INTANGIBLE ASSETS, net                                                   95,750       96,244

                 DEFERRED INCOME TAXES                                                                          3,122        3,646

                 OTHER ASSETS                                                                                      27           29
                                                                                                          -----------   ----------
                                  Total assets                                                               $288,027     $288,825
                                                                                                          ===========   ==========
                                               LIABILITIES AND STOCKHOLDER'S EQUITY
                 CURRENT LIABILITIES:
                    Current maturities of long-term obligations                                              $ 17,226     $ 12,730
                    Accounts payable                                                                           21,616       31,715
                    Other current liabilities                                                                  27,744       30,417
                                                                                                          -----------   ----------
                                  Total current liabilities                                                    66,586       74,862
                                                                                                          -----------   ----------
                 OTHER LIABILITIES                                                                             13,565       12,998
                                                                                                          -----------   ----------
                 LONG-TERM OBLIGATIONS:
                    Revolving credit agreements                                                                65,000       70,000
                    Capital leases                                                                                542          596
                                                                                                          -----------   ----------
                                  Total long-term obligations                                                  65,542       70,596
                                                                                                          -----------   ----------
                 STOCKHOLDER'S EQUITY:
                      Common stock and paid-in capital, 100 shares authorized, issued, and outstanding
                        at $0.01 par value                                                                    149,268      149,268
                      Retained deficit                                                                         (2,816)     (14,568)
                      Minimum pension liability                                                                (2,521)      (2,357)
                      Cumulative translation adjustment                                                        (1,597)      (1,974)
                                                                                                          -----------   ----------
                                  Total stockholder's equity                                                  142,334      130,369
                                                                                                          -----------   ----------
                                  Total liabilities and stockholder's equity                                 $288,027     $288,825
                                                                                                          ===========   ==========


             The accompanying notes are an integral part of these
                         consolidated balance sheets.

              HAMILTON BEACH/PROCTOR-SILEX, INC., AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                             (Dollars in Thousands)



                                                                                                                1995        1994
                                                                                                              ---------   ---------
                 NET SALES                                                                                     $381,356    $377,517
                 COST OF SALES                                                                                  318,968     317,509
                                                                                                              ---------   ---------
                                  Gross profit                                                                   62,388      60,008

                 SELLING, ADMINISTRATIVE, AND GENERAL EXPENSES                                                   34,293      31,491
                                                                                                              ---------   ---------
                                  Operating profit                                                               28,095      28,517

                 OTHER EXPENSE:
                    Interest                                                                                      6,573       6,681
                    Amortization                                                                                  3,683       4,018
                    Other, net                                                                                      813         328
                                                                                                              ---------   ---------
                                  Total other expense                                                            11,069      11,027
                                                                                                              ---------   ---------
                                  Income before income taxes                                                     17,026      17,490

                 PROVISION FOR INCOME TAXES                                                                       5,274       7,293
                                                                                                              ---------   ---------
                                  Net income                                                                   $ 11,752    $ 10,197
                                                                                                              =========   =========

 The accompanying notes are an integral part of these consolidated statements.

              HAMILTON BEACH/PROCTOR-SILEX, INC., AND SUBSIDIARIES


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                  (Dollars in Thousands, Other Than Par Value)



                                                         COMMON
                                     COMMON STOCK         STOCK
                                 --------------------      AND                  MINIMUM     CUMULATIVE        TOTAL
                                   SHARES        PAR     PAID-IN    RETAINED    PENSION     TRANSLATION   STOCKHOLDER'S
                                 OUTSTANDING    VALUE    CAPITAL    DEFICIT    LIABILITY    ADJUSTMENT       EQUITY
                                 -----------    -----    -------    --------   ---------    -----------   -------------
BALANCES, December 31, 1993          100       $1       $149,268   $ (7,085)      $(2,265)     $(1,358)      $138,560
     Minimum pension liability      -          -          -          -                (92)        -               (92)
     Net income                     -          -          -          10,197          -            -            10,197
     Cash dividends                 -          -          -         (15,000)         -            -           (15,000)
     Translation adjustment         -          -          -          -               -            (616)          (616)
     Indemnity settlement and
       other                        -          -          -          (2,680)         -            -            (2,680)
                                   -----     -----      --------   --------      --------      -------       --------

BALANCES, December 31, 1994          100       1         149,268    (14,568)       (2,357)      (1,974)       130,369
    Minimum pension liability       -          -          -            -             (164)        -              (164)
    Net income                      -          -          -          11,752          -            -            11,752
    Translation adjustment          -          -          -            -             -             377            377
                                   -----     -----      --------   --------      --------      -------       --------

BALANCES, December 31, 1995          100       $1       $149,268    $(2,816)      $(2,521)     $(1,597)      $142,334
                                   =====     =====      ========   ========      ========      =======       ========

   The accompanying notes are an integral part of these consolidated statements.

              HAMILTON BEACH/PROCTOR-SILEX, INC., AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                             (Dollars in Thousands)


                                                                                                               1995       1994
                                                                                                             --------- ----------
                 CASH FLOWS FROM OPERATING ACTIVITIES:
                      Net income                                                                               $11,752    $10,197
                      Adjustments to reconcile net income to net cash provided by operating activities-
                           Depreciation                                                                         12,156     11,494
                           Loss on disposal of fixed assets                                                        599        187
                           Amortization                                                                          3,683      4,018
                           Deferred income taxes                                                                    38       (509)
                    Changes in assets and liabilities-
                     Decrease (increase) in:
                           Accounts receivable, net                                                              6,086      2,968
                           Inventories, net                                                                     (9,670)     3,224
                           Prepaid expenses and other                                                             (665)       539
                           Deferred charges and intangible assets                                               (2,067)         -
                     (Decrease) increase in:
                           Accounts payable                                                                    (10,219)    (3,402)
                           Other liabilities                                                                    (2,569)     3,891
                                                                                                             --------- ----------
                                  Net cash provided by operating activities                                      9,124     32,607
                                                                                                             --------- ----------
                 CASH FLOWS FROM INVESTING ACTIVITIES:
                    Capital expenditures                                                                        (9,549)   (13,387)
                    Proceeds from sale of fixed assets                                                             115        229
                    Acquisition of supplier                                                                     (1,508)         -
                                                                                                             --------- ----------
                                  Net cash used in investing activities                                        (10,942)   (13,158)
                                                                                                             --------- ----------
                 CASH FLOWS FROM FINANCING ACTIVITIES:
                    Reduction of long-term obligations and revolving credit agreements                         (42,741)   (86,209)
                    Borrowings under long-term obligations and revolving credit agreements                      42,183     82,372
                    Dividends paid                                                                                   -    (15,000)
                    Deferred financing costs paid                                                                    -       (362)
                                                                                                             --------- ----------
                                  Net cash used in financing activities                                           (558)   (19,199)
                                                                                                             --------- ----------
                 EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                           377       (616)
                                                                                                             --------- ----------
                                  Net decrease in cash and cash equivalents                                     (1,999)      (366)
                 CASH AND CASH EQUIVALENTS, beginning of year                                                    2,307      2,673
                                                                                                             --------- ----------
                 CASH AND CASH EQUIVALENTS, end of year                                                      $     308   $  2,307
                                                                                                             ========= ==========

   The accompanying notes are an integral part of these consolidated statements.

              HAMILTON BEACH/PROCTOR-SILEX, INC., AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
                             (Dollars in Thousands)



  1. ORGANIZATION AND BUSINESS:

Hamilton Beach/Proctor-Silex, Inc. (the "Company"), designs, manufactures, and sells small consumer electric appliances. The principal markets for the Company's products are the United States and Canada. The Company's products are sold primarily to retailers and distributors. The Company is a wholly owned subsidiary of HB/PS Holdings, Inc. HB/PS Holdings, Inc., is owned 80 percent by NACCO Industries, Inc. ("NACCO"), and 20 percent by Glen Dimplex.

  2. SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks and highly liquid investments with initial maturities of three months or less.

INVENTORIES, NET

Inventories are stated at the lower of cost or market. Cost has been determined by the last-in, first-out ("LIFO") method for inventories accounted for in the United States and under the first-in, first-out method for all other inventories.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost. All property, plant and equipment is depreciated on a straight-line basis over estimated useful lives of 40 years for buildings and 4 to 6 years for machinery and equipment. Assets recorded under capital leases and leasehold improvements are amortized over the lesser of their estimated useful lives or remaining lease terms on a straight-line basis.

GOODWILL

Goodwill is being amortized on a straight-line basis over periods up to 40 years. The Company continually evaluates whether events and circumstances have occurred subsequent to its acquisitions that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the Company's undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

PRODUCT DEVELOPMENT COSTS

Costs associated with the development of new products and changes to existing products are charged to operations as incurred. These costs amounted to $3,304 and $2,742 for 1995 and 1994, respectively.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the Company's foreign subsidiaries are translated at current exchange rates, while income and expense items are translated at average rates for the period. Translation gains and losses are reported as a component of stockholder's equity.

PRODUCT LIABILITY

The Company is insured for product liability claims for amounts in excess of established self-insured retention limits. Costs estimated to be incurred with respect to product liability claims are accrued based on experience factors.

SELF-INSURANCE

The Company maintains a self-insurance program for health claims and a high deductible insurance program for workers' compensation claims of all covered employees. Losses are accrued based on the Company's estimate of future costs that will be incurred for employee claims incurred prior to the balance sheet date.

FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

The fair value of financial instruments have been determined through information obtained from quoted market sources and management estimates. The Company does not hold or issue financial instruments or derivative financial instruments for trading purposes.

The Company enters into forward foreign exchange contracts in order to hedge certain foreign currency commitments. Gains and losses from these contracts are deferred and recognized as part of the cost of the underlying transaction being hedged.

The Company also enters into interest rate swap agreements with various terms and maturity dates. The differential between the floating interest rate and the fixed interest rate that is to be paid or received is recognized in interest expense on a current basis.

RECLASSIFICATIONS

Certain amounts in the 1994 financial statements have been reclassified to conform to the current year's presentation.

  3. MERGER:

In 1990, Hamilton Beach, Inc., and Proctor-Silex, Inc., merged to form Hamilton Beach/Proctor-Silex, Inc. Certain of the assets acquired and liabilities assumed were subject to indemnification under the merger agreement. In March 1994, all outstanding claims for indemnification under the merger agreement were resolved. The resolution of these matters resulted in a reduction of goodwill and retained earnings of $2,676 in 1994.

  4. ACQUISITION OF WHOLLY OWNED SUBSIDIARY:

On November 30, 1995, the Company acquired all of the outstanding stock of Plasticos Sotec, S.A. de C.V. ("Sotec"), a Mexican supplier of molded plastic parts, under the purchase method of accounting. The Company paid net cash of $1,508 and assumed other liabilities of $350 for the stock and certain assets of Sotec, plus acquisition costs. Prior to the acquisition, the Company paid $2,650 to terminate the supplier manufacturing arrangement. The goodwill associated with the acquisition of $1,814 and the amount paid to terminate the supplier manufacturing arrangement are being amortized over a 25 month period.

  5. ACCOUNTS RECEIVABLE, NET:

At December 31, accounts receivable consist of the following.

                                                                                                       1995       1994
                                                                                                     -------    -------
                          Accounts receivable                                                       $77,716    $83,642
                             Less- Allowance for returns, discounts, and adjustments                 (6,878)    (6,168)
                                   Allowance for doubtful accounts                                     (645)    (1,195)
                                                                                                    -------    -------
                          Accounts receivable, net                                                  $70,193    $76,279
                                                                                                    =======    =======

  6. INVENTORIES, NET:

At December 31, inventories consist of the following.

                                                                                                       1995       1994
                                                                                                     -------    -------
                          Raw materials                                                              $12,458    $12,261
                          Work in process                                                              3,196      3,657
                          Finished goods                                                              43,323     32,748
                          LIFO allowance                                                                (250)      (109)
                                                                                                     -------    -------
                          Inventories, net                                                           $58,727    $48,557
                                                                                                     =======    =======

As a result of changes in prices and liquidation of certain LIFO inventories, operating profit decreased $141 and $549 for 1995 and 1994, respectively. The cost of inventories stated under the LIFO method was 91 and 92 percent of the value of total inventories at December 31, 1995 and 1994, respectively.

  7. PROPERTY, PLANT, AND EQUIPMENT, NET:

At December 31, property, plant, and equipment (including capital leases) consists of the following.

                                                                                                        1995         1994
                                                                                                     ----------   ----------
                          Land, buildings, and improvements                                           $  17,862    $  16,727
                          Machinery and equipment                                                        89,344       83,910
                          Construction work in process                                                    5,231        5,652
                                                                                                     ----------   ----------
                                                                                                        112,437      106,289
                          Less- Accumulated depreciation and amortization                               (61,398)     (52,031)
                                                                                                     ----------   ----------
                          Property, plant, and equipment, net                                         $  51,039    $  54,258
                                                                                                     ==========   ==========


  8. DEFERRED CHARGES AND INTANGIBLE ASSETS, NET:

Goodwill amounted to $93,649 at December 31, 1995, net of accumulated amortization, and is being amortized over periods up to 40 years on a straight-line basis. Goodwill amortization expense amounted to $2,816 and $2,756 for 1995 and 1994, respectively. Patents, trademarks, and other at December 31, 1995, amounted to $1,323, net of accumulated amortization, and are being amortized on a straight-line basis over their remaining lives. Total amortization for 1995 and 1994 amounted to $284 and $437, respectively. Deferred financing costs at December 31, 1995, amounted to $778, net of accumulated amortization, and are being amortized on a straight-line basis over the life of the amended and restated credit agreement (see Note 9). Amortization expense related to deferred financing costs for 1995 and 1994 was $583 and $825, respectively.

  9. REVOLVING CREDIT AGREEMENTS:

The Company has a bank credit facility (the "Agreement"), which includes a revolving credit line and letter-of-credit facility of up to $135,000 through May 1998. In April 1995, the Agreement was amended to provide a lower interest rate and facility fee if the Company achieves certain interest coverage ratios and to allow for interest rates to be quoted under a competitive bid option. The maturity date of the Agreement may, upon mutual consent, be extended annually for an additional year. As amended, the Agreement allows borrowings to be made at either (i) the lender's prime rate plus 0.25 percent or (ii) LIBOR plus 0.75 percent. Additionally, a facility fee of 0.50 percent per annum times the committed amount of the credit facility is paid to the lender. The borrowing margins and facility fee rates are subject to reductions based upon the Company achieving certain predetermined interest coverage ratios. During 1995, the Company received an average reduction of 0.66 percent on the combined borrowing margin plus facility fee.

The Agreement is secured by substantially all of the Company's assets. The Agreement includes certain covenants requiring, among other things, maintenance of certain levels of (i) net worth, (ii) debt to total capital, and (iii) interest coverage. At December 31, 1995, the Company was in compliance with all financial covenants of the Agreement. The Company also has in place uncommitted credit lines, which are secured through and subject to the Agreement, and which allow for borrowings of up to $20,000 on a daily basis.
In addition, the Company has an unsecured, uncommitted credit line of $5,000.

During 1995 and 1994, total average borrowings outstanding under all debt and credit agreements were $99,724 and $104,757, at a weighted-average interest rate of 6.58 percent and 6.26 percent, respectively. In addition, at December 31, 1995 and 1994, outstanding obligations under letters of credit were $4,312 and $3,167, respectively.

At the option of Housewares Holding Company ("Housewares"), a wholly owned subsidiary of NACCO, the Company may, subject to certain terms and conditions of the Agreement, borrow up to $35,000 from Housewares. No borrowings were outstanding during 1995 or 1994.

10.  FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS:

INTEREST RATE DERIVATIVES

The primary objective of interest rate risk management is to minimize the impact of interest rate fluctuations on the Company's cash flow and financial results. The Company has entered into certain interest rate swap agreements to swap floating rate for fixed rate interest payments. At December 31, 1995, the notional amount on interest rate swap agreements expiring in March 1999 and June 1999 was $50 million and $10 million, respectively, with the average variable rate received and the average fixed rate paid during 1995 being 6.19 percent and 5.93 percent, respectively. At December 31, 1995, the aggregate fair market value of the Company's interest rate swap agreements was $(809), based on quoted market prices received from the Company's swap agreement counter parties.

FOREIGN CURRENCY DERIVATIVES

The Company enters into forward foreign exchange contracts for purposes of hedging its exposure to foreign currency exchange rate fluctuations. These contracts hedge primarily firm commitments and relate to the Canadian dollar. At December 31, 1995, the Company had foreign currency contracts totaling $3,800, with various expiration dates through March 15, 1996. The amount of deferred gain associated with these contracts was not material.

All interest rate and foreign currency derivative agreements are with major commercial banks; therefore, the risk of credit loss from nonperformance by the banks is minimal. The Company evaluates its exposure to credit loss on an ongoing basis.

11.  CONCENTRATION OF CREDIT RISK:

The Company sells its products to retailers and distributors located primarily in North America and, as a result, maintains significant receivable balances with its major customers. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. In addition, the Company maintains allowances for potential credit losses. The Company's five largest customers accounted for approximately 46.4 percent and 40.1 percent of net sales in 1995 and 1994, respectively, and approximately 47.0 percent and 40.1 percent of accounts receivable at December 31, 1995 and 1994, respectively.

12.  LEASES:

The Company leases certain facilities under noncancelable leases expiring at various dates through 2021.

Plant and equipment under capital leases has been recorded as property, plant, and equipment in the consolidated balance sheet, and the related amortization is included with depreciation expense. At December 31, property, plant, and equipment includes the following amounts relating to capital leases.

                                                                                                            1995       1994
                                                                                                          --------  ---------
                          Plant and equipment                                                               $9,323     $9,261
                          Less- Accumulated amortization                                                    (3,829)    (3,299)
                                                                                                          --------  ---------
                                                                                                            $5,494     $5,962
                                                                                                          ========  =========

Future minimum lease payments for capital leases as of December 31, 1995, are as follows: 1996 - $156; 1997 - $122; 1998 - $84; 1999 - $79; 2000 - $74; and
thereafter - $760, and have a net present value of $651.

Future minimum lease payments for operating leases are as follows: 1996 - $3,397; 1997 - $2,435; 1998 - $1,807; 1999 - $885; 2000 - $723; and thereafter
- $1,164.

Rental expenses for operating leases amounted to $5,140 and $4,891 for 1995 and 1994, respectively.

13.  INCOME TAXES:

The Company is included in the consolidated Federal income tax return filed by NACCO. The Company's tax sharing agreement with NACCO provides that Federal income taxes are computed by the Company on a separate return basis, except that net operating loss and tax credit carryovers that benefit the consolidated tax return are advanced to the Company and are repaid as utilized on a separate return basis. To the extent that these carryovers are not used on a separate return basis, the Company is required, under conditions pursuant to the tax sharing agreement, to refund to NACCO the balance of carryovers advanced and not used by the Company.

The provision for income taxes consists of the following amounts.

                                                                                                       1995      1994
                                                                                                      ------    ------
                          Current:
                             Federal                                                                 $5,287     $5,915
                             State                                                                      644        348
                             Foreign                                                                    470      1,287
                                                                                                     ------     ------
                                           Total current provision                                    6,401      7,550
                                                                                                     ------     ------
                          Deferred:
                             Federal                                                                 (1,551)      (840)
                             State                                                                      308        371
                             Foreign                                                                    116        212
                                                                                                     ------     ------
                                           Total deferred benefit                                    (1,127)      (257)
                                                                                                     ------     ------
                                           Total provision for income taxes                          $5,274     $7,293
                                                                                                     ======     ======

A reconciliation of Federal statutory and effective income tax follows.

                                                                                                        1995      1994
                                                                                                      --------  --------
                         Statutory taxes at 35%                                                         $5,959    $6,122
                         Effect of:
                            State taxes                                                                    619       467
                            Foreign taxes                                                                  182       368
                            Acquisition accounting adjustments                                             964       965
                            Foreign tax credits                                                         (2,784)      -
                            General business credits                                                      -         (240)
                            Other                                                                          334      (389)
                                                                                                      --------  --------
                         Provision for income taxes                                                     $5,274    $7,293
                                                                                                      ========  ========
                         Effective rate                                                                   31.0%     41.7%
                                                                                                      ========  ========

The foreign tax credit of $2,784 realized in 1995 resulted from repatriation of virtually all prior earnings of the Canadian subsidiary. Such benefit is not expected to recur in 1996.

A summary of the deferred tax assets and (liabilities) that comprise the net deferred tax balances in the accompanying consolidated balance sheets resulting from differences in the book and tax bases of assets and liabilities is as follows.

                                                                                                      1995       1994
                                                                                                    --------   --------
                          Deferred tax assets:
                             Employee benefits                                                      $  3,065   $  3,698
                             Plant restructuring reserve                                                 530        530
                             Environmental reserve                                                     2,288      2,441
                             Product liability reserve                                                 1,786      1,495
                             Net operating loss and tax credit carryovers                              6,041      4,639
                             Other                                                                    (1,125)     1,402
                                                                                                    --------   --------
                                           Total deferred tax assets                                  12,585     14,205
                                                                                                    --------   --------
                          Deferred tax liabilities:
                             Advertising, sales, and inventory related reserves                       (3,120)    (3,399)
                             Accelerated depreciation                                                 (4,258)    (5,668)
                                                                                                    --------   --------
                                           Total deferred tax liabilities                             (7,378)    (9,067)
                                                                                                    --------   --------
                                           Net deferred tax assets                                  $  5,207   $  5,138
                                                                                                    ========   ========

As of December 31, 1995, the Company had Federal net operating loss carryovers of approximately $9,189, related to Hamilton Beach, Inc., and foreign tax credit carryovers of $2,707. For Federal tax purposes, the utilization of acquired net operating loss carryovers is limited to $1,953 on an annual basis, with any unused limitation available for carryover to subsequent years. The Company utilized $1,953 of the net operating loss carryovers related to Hamilton Beach, Inc., in 1995. Loss carryovers are scheduled to expire in the years 2002 and 2003, and foreign tax credit carryovers are scheduled to expire in the years 1996 to 2000. As of December 31, 1995, the Company has recorded a deferred tax asset of $5,923 associated with these carryforwards. Realization of the asset is dependent on generating sufficient taxable and foreign source income prior to expiration of the carryforwards. The amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. Although realization is not assured, the Company fully expects to realize its deferred tax assets. As a result, the Company has no valuation allowances as of December 31, 1995 and 1994.

No provision has been made for Federal income taxes on undistributed earnings of foreign subsidiaries of approximately $1,704 as of December 31 1995, as any future remittances are expected to be substantially tax free.

14.  RETIREMENT BENEFIT PLANS:

The Company sponsors a defined benefit plan, the Hamilton Beach/Proctor-Silex, Inc., Profit Sharing Retirement Plan (the "Plan"). All full-time hourly and salaried U.S. employees are eligible to participate in the Plan. The Plan provides that participants accrue benefits annually based on age and annual earnings. Upon retirement, participants will receive their account balance under the Plan plus all frozen accrued benefits earned under previous benefit plans. Benefits will be paid upon retirement at age 65 or at age 55 if the employee has at least ten years of service. Participants become fully vested after five years of service. The Company's funding policy is to contribute each year an amount that satisfies the minimum required contribution but does not exceed the maximum tax deductible contribution. Also, the Company may make additional contributions to the Plan, dependent upon the Company achieving certain profit and performance objectives. In 1995 and 1994, the Company accrued $433 and $293, respectively, representing the estimated amount of profit sharing to be contributed to the Plan in the subsequent year. The Company contributed $1,658 and $1,234 to the Plan for the plan years ended December 31, 1995 and 1994, respectively. Assets held by the Plan consist mainly of common stocks, corporate and government bonds, and cash and cash equivalents.

The details of the components of net pension expense for the years ended December 31, 1995 and 1994, are as follows.

                                                                                                         1995       1994
                                                                                                       --------    ------
                          Service cost                                                                   $1,179    $1,249
                          Interest cost on projected benefit obligation                                   2,597     2,366
                          Actual return on assets                                                        (5,373)      340
                          Net amortization and deferral                                                   3,036    (2,481)
                                                                                                       --------    ------
                                           Net pension expense                                           $1,439    $1,474
                                                                                                       ========    ======

Actuarial factors used in accounting for the Plan as of December 31, 1995 and 1994, are as follows.

                                                                                                          1995      1994
                                                                                                         -----     -----
                          Weighted-average discount rate                                                 7.50%     8.50%
                          Long-term rate of return on assets                                             9.00%     9.00%
                          Rate of increase in compensation levels:
                             Salaried                                                                    4.50%     5.50%
                             Hourly                                                                      4.50%     5.00%

The funded status of the Plan and amounts recognized in the Company's consolidated balance sheets as of December 31, 1995 and 1994, are as follows.

                                                                                                        1995       1994
                                                                                                     ---------   ---------
                         Actuarial present value of benefit obligation:
                            Vested accumulated benefit obligation                                      $33,329     $27,768
                            Nonvested accumulated benefit obligation                                     1,346       1,019
                                                                                                     ---------   ---------
                                         Total accumulated benefit obligation                           34,675      28,787
                            Value of future salary projections                                             976         758
                                                                                                     ---------   ---------
                                         Total projected benefit obligation                             35,651      29,545
                         Fair value of plan assets                                                      29,570      24,162
                                                                                                     ---------   ---------
                         Projected benefit obligation in excess of plan assets                          (6,081)     (5,383)
                         Unrecognized net transition asset                                                  (6)         (6)
                         Unrecognized net loss                                                           4,882       4,383
                         Unrecognized prior service cost                                                    10          39
                         Unrecognized basis change                                                      -              (20)
                         Additional minimum liability                                                   (4,116)     (3,846)
                                                                                                     ---------   ---------
                                           Pension liability recognized in balance sheet at
                                             December 31, 1995 and 1994
                                                                                                       $(5,311)    $(4,833)
                                                                                                     =========   =========

Statement of Financial Accounting Standards ("SFAS") No. 87, "Employers' Accounting for Pensions", requires the Company to recognize a minimum pension liability equal to the unfunded accumulated benefit obligation ("ABO"). At December 31, 1995 and 1994, the cumulative unfunded ABO was $5,311 and $4,833, respectively. The Company recorded an adjustment that recognized an additional minimum liability equal to the unfunded ABO. In accordance with SFAS 87, the portion of the unfunded ABO in excess of unrecognized prior service cost was charged directly to stockholder's equity and is separately presented in the consolidated statements of changes in stockholder's equity.

The Company also has a defined contribution retirement savings plan (401(k)) covering substantially all of its full-time United States employees. Effective July 1, 1995, the Company began matching employee contributions to the plan at the rate of 50 percent, up to the first 2 percent of employee contributions.

The Company maintains a postretirement health care plan for all retirees who retired prior to October 1, 1992. In addition, the Company provides life insurance benefits to all retirees who retired prior to October 1, 1992, assuming they reached certain age and service requirements while working for the Company. Under the Company's current policy, plan benefits are funded at the time they are due to participants. The plan has no assets.

15.  RELATED-PARTY TRANSACTIONS:

The Company sells merchandise to The Kitchen Collection, Inc. ("Kitchen Collection"), a wholly owned subsidiary of Housewares. The Company's sales to Kitchen Collection were $5,030 and $5,907 for 1995 and 1994, respectively. Accounts receivable due from Kitchen Collection at December 31, 1995 and 1994, amounted to $361 and $1,151, respectively, and are included in accounts receivable.

NACCO incurs certain administrative and other expenses directly related to the operation of the Company. These expenses are reimbursed to NACCO. The Company expensed and paid $627 and $494 of these administrative expenses to NACCO in 1995 and 1994, respectively. The related payable to NACCO was $73 and $61 at December 31, 1995 and 1994, respectively.

16.  CONTINGENCIES:

In 1992, a former distributor for the Company filed suit seeking to recover damages for alleged breach of contract by the Company. In the fourth quarter of 1994, a judgment was entered against the Company. In the first quarter of 1995, the Court set aside the judgment. The claimant has filed an appeal.

Various legal proceedings and claims have been or may be asserted against the Company relating to the conduct of its business, including product liability and environmental claims. These proceedings and claims are incidental to the Company's ordinary course of business. Management believes that it has meritorious defenses and will vigorously defend itself in these actions. Any costs that management estimates may be paid as a result of these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. Although the ultimate disposition of these proceedings and claims is not presently determinable, management believes, after consultation with its General Counsel, the likelihood that material costs will be incurred in excess of accruals already recognized is remote.

17.  INDUSTRY SEGMENT AND FOREIGN OPERATIONS:

The Company designs, manufactures, and sells small consumer electric appliances. Net sales to one major customer totaled 22.5 percent in 1995 and
18.1 percent in 1994.

The Company has operations in the United States, Mexico, and Canada. Products are transferred between these geographic areas at the market value of the products. Identifiable assets are those assets identified with the operations in each geographic area at year-end. All deferred charges and intangible assets are attributed to the United States.

Eliminations include amounts for intercompany sales, intercompany profits in inventory, and intercompany investments.

The following table presents sales, operating profit, and other financial information by geographic area for 1995 and 1994.

                                     UNITED
                                     STATES      CANADA      MEXICO       ELIMINATIONS      CONSOLIDATED
                                     ------      ------      ------       ------------      ------------
1995:
   Net sales                         $361,749     $41,795     $ 9,508       $(31,696)          $381,356
   Sales and transfers between
     geographic areas                  22,608      -            9,088        (31,696)            -

   Operating profit                    27,195       1,230         167           (497)            28,095
   Depreciation                         8,932          32       3,192         -                  12,156
   Identifiable assets                260,240      13,625      17,359         (3,197)           288,027
   Capital expenditures                 7,732         109       1,708         -                   9,549
1994:
   Net sales                         $321,390     $43,021     $13,106       $ -                $377,517
   Sales and transfers between
     geographic areas                  23,983      -           11,023        (35,006)            -

   Operating profit                    25,326       2,551         988           (348)            28,517
   Depreciation                         8,585          52       2,857         -                  11,494
   Identifiable assets                266,523      14,124       9,709         (1,531)           288,825
   Capital expenditures                11,196          20       2,171         -                  13,387

18.  SUPPLEMENTAL CASH FLOW INFORMATION:

Cash payments during 1995 and 1994 included interest of $6,762 and $6,523 and income taxes of $11,771 and $2,138, respectively.

19.  RECENTLY ISSUED ACCOUNTING STANDARDS:

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Statement requires, among other things, that certain long-lived and identifiable intangible assets be reviewed to determine whether or not an impairment of the asset has occurred. The Company intends to adopt the Statement in 1996 and does not believe that its adoption will have a material impact on the Company's financial position or results of operations.

                                                                 EXHIBIT 99(iii)




                          THE KITCHEN COLLECTION, INC.
                          ----------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                        AS OF DECEMBER 31, 1995 AND 1994
                        --------------------------------

                         TOGETHER WITH AUDITORS' REPORT
                         ------------------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Board of Directors and Stockholder of The Kitchen Collection, Inc.:


We have audited the accompanying balance sheets of THE KITCHEN COLLECTION, INC. (a Delaware corporation) as of December 31, 1995 and 1994, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Kitchen Collection, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP

Columbus, Ohio,
  January 26, 1996.

                          THE KITCHEN COLLECTION, INC.
                          ----------------------------

                                 BALANCE SHEETS
                                 --------------
                        AS OF DECEMBER 31, 1995 AND 1994
                        --------------------------------

                             ASSETS                                         1995                1994
                             ------                                     -------------       -------------
Current assets:
  Cash                                                                  $     130,405       $     170,305
  Miscellaneous receivables                                                   175,179             227,706
  Accounts receivable - affiliate                                           1,950,000           3,125,000
  Inventories                                                              14,270,155          14,389,205
  Prepaid expenses and other                                                1,608,637           1,434,092
                                                                        -------------       -------------
            Total current assets                                           18,134,376          19,346,308
                                                                        -------------       -------------

Property, plant and equipment:
  Land                                                                         61,300              61,300
  Building and leasehold improvements                                         866,459             816,693
  Furniture and fixtures                                                    6,376,292           5,170,775
  Construction in progress                                                     77,500             -
                                                                        -------------       -------------
                                                                            7,381,551           6,048,768
  Less:  Accumulated depreciation and amortization                         (4,142,388)         (3,330,760)
                                                                        -------------       -------------
            Property, plant and equipment, net                              3,239,163           2,718,008
Goodwill, net of accumulated amortization                                   3,731,536           3,846,648
                                                                        -------------       -------------
            Total assets                                                $  25,105,075       $  25,910,964
                                                                        =============       =============

              LIABILITIES AND STOCKHOLDER'S EQUITY
              ------------------------------------

Current liabilities:
  Accounts payable and miscellaneous accrued liabilities                $   5,253,026       $   7,565,527
  Accounts payable - affiliates                                               151,330             207,221
  Income taxes payable to affiliate                                         1,015,720           1,077,360
  Accrued salaries and benefits                                             1,183,603           1,148,298
  Other accrued taxes                                                         733,632             771,570
                                                                        -------------       -------------
            Total current liabilities                                       8,337,311          10,769,976
Long-term debt                                                              5,000,000           5,000,000
                                                                        -------------       -------------
            Total liabilities                                              13,337,311          15,769,976
                                                                        -------------       -------------

Stockholder's equity:
  Common stock;  $.01 par value; 100,000 shares authorized;
    10,500 shares issued and outstanding                                          105                 105
  Additional paid-in capital                                                4,999,890           4,999,890
  Retained earnings                                                         6,767,769           5,140,993
                                                                        -------------       -------------
            Total stockholder's equity                                     11,767,764          10,140,988
                                                                        -------------       -------------
            Total liabilities and stockholder's equity                  $  25,105,075       $  25,910,964
                                                                        =============       =============


The accompanying notes to financial statements are an integral part of these balance sheets.

                          THE KITCHEN COLLECTION, INC.
                          ----------------------------

                              STATEMENTS OF INCOME
                              --------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------



                                                                             1995                1994
                                                                         ------------        ------------
Net sales                                                                $ 69,588,640        $ 63,870,305

Cost of sales                                                              40,048,483          36,253,909
                                                                         ------------        ------------
Gross margin                                                               29,540,157          27,616,396

Selling, general, administrative and other expenses                        26,102,350          22,091,402
                                                                         ------------        ------------
          Operating income                                                  3,437,807           5,524,994

Interest expense                                                              505,848             204,623

Amortization expense                                                          131,183             125,943
                                                                         ------------        ------------
          Income before provision for income taxes                          2,800,776           5,194,428

Provision for income taxes                                                  1,174,000           2,079,000
                                                                         ------------        ------------
          Net income                                                     $  1,626,776        $  3,115,428
                                                                         ============        ============





The accompanying notes to financial statements are an integral part of these statements.

                          THE KITCHEN COLLECTION, INC.
                          ----------------------------

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                 ---------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------


                                                                      Additional                                Total
                                   Number of          Common           Paid-in            Retained          Stockholder's
                                    Shares            Stock            Capital            Earnings              Equity
                                    ------          ---------        -----------         ----------           -----------
Balance, December 31, 1993          10,500          $     105        $ 4,999,890         $7,625,565           $12,625,560

   Net income                        -                -                  -                3,115,428             3,115,428

   Dividend to stockholder           -                -                  -               (5,600,000)           (5,600,000)
                                    ------          ---------        -----------         ----------           -----------
Balance, December 31, 1994          10,500                105          4,999,890          5,140,993            10,140,988

   Net income                        -                -                  -                1,626,776             1,626,776
                                    ------          ---------        -----------         ----------           -----------
Balance, December 31, 1995          10,500          $     105        $ 4,999,890         $6,767,769           $11,767,764
                                    ======          =========        ===========         ==========           ===========





The accompanying notes to financial statements are an integral part of these statements.

                          THE KITCHEN COLLECTION, INC.
                          ----------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------


                                                                             Increase (Decrease) in Cash
                                                                             ---------------------------
                                                                               1995               1994
                                                                            ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                  $1,626,776         $3,115,428
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                           1,025,093            899,510
     Loss on the disposal of assets                                             26,090             12,249
     (Increase) decrease in miscellaneous receivables                           52,527           (149,530)
     (Increase) decrease in inventories                                        119,050         (3,030,855)
     Increase in prepaid expenses and other                                   (174,545)          (226,650)
     Increase (decrease) in accounts payable and miscellaneous
       accrued liabilities                                                  (2,312,501)         2,389,141
     Decrease in accounts payable - affiliates                                 (55,891)          (222,400)
     Increase (decrease) in income taxes payable to affiliate                  (61,640)           205,820
     Increase in accrued salaries and benefits                                  35,305            229,964
     Increase (decrease) in other accrued taxes other than income              (37,938)            59,506
                                                                            ----------         ----------
             Net cash provided by operating activities                         242,326          3,282,183
                                                                            ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Expenditures for property, plant and equipment                           (1,459,676)        (1,016,915)
   Proceeds from disposal of assets                                              2,450             19,941
                                                                            ----------         ----------
             Net cash used in investing activities                          (1,457,226)          (996,974)
                                                                            ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt                                                   -              (2,400,000)
   Borrowings of long-term debt                                                 -               5,000,000
   Dividend to stockholder                                                      -              (5,600,000)
   Net repayments on loan to affiliate                                       1,175,000            875,000
                                                                            ----------         ----------
             Net cash provided by (used in) financing activities             1,175,000         (2,125,000)
                                                                            ----------         ----------


(Continued on next page)

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------


                                                                            Increase (Decrease) in Cash
                                                                          -------------------------------
                                                                              1995               1994
                                                                          ------------       ------------
NET INCREASE (DECREASE) IN CASH                                           $    (39,900)      $    160,209
CASH, beginning of the year                                                    170,305             10,096
                                                                          ------------       ------------
CASH, end of the year                                                     $    130,405       $    170,305
                                                                          ============       ============

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

Cash paid during the year for:
   Interest                                                               $    560,133       $    210,593
   Income taxes                                                           $  1,446,353       $  1,969,894



The accompanying notes to financial statements are an integral part of these statements.

                          THE KITCHEN COLLECTION, INC.
                          ----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                           DECEMBER 31, 1995 AND 1994
                           --------------------------


(1)   ORGANIZATION
      ------------

      The Kitchen Collection, Inc. (the Company) is a specialty retailer of kitchenware, tableware, small electrical appliances and related accessories. The Company operates a chain of 134 retail and factory outlet stores and is a wholly-owned subsidiary of NACCO Industries, Inc.
      (NII).


(2)   SIGNIFICANT ACCOUNTING POLICIES
      -------------------------------

      Inventories
      -----------

      Inventories are stated at the lower of cost or market as determined by the retail inventory method.

      Building, Leasehold Improvements, Furniture and Fixtures
      --------------------------------------------------------

      Building, leasehold improvements, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. For financial reporting purposes, depreciation and amortization is provided using the straight-line method based upon the estimated useful lives of the related assets, as follows:

           Building and leasehold improvements        5-20 years
           Furniture and fixtures                     5 years

      Goodwill
      --------

      Goodwill is associated with the purchase of the Company by NII and is being amortized over forty years on a straight-line basis. Accumulated amortization was $872,934 and $757,822 at December 31, 1995 and 1994, respectively, with related amortization expense of $115,112 for the years ended December 31, 1995 and 1994, respectively. Management regularly evaluates its accounting for goodwill considering such factors as historical and future profitability and believes that the asset is realizable and the amortization period remains appropriate.

      Income Taxes
      ------------

      Deferred tax assets or liabilities are based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate. Deferred income tax expense or benefit is based on the changes in the assets or liabilities from period to period, refer to Note 5 "Income Taxes" for additional information.

      Fair Value of Financial Instruments
      -----------------------------------

      The Company enters into interest rate swap agreements with terms that run concurrent with the related debt. The differential between the floating interest rate and the fixed interest rate, which is to be paid or received, is recognized in interest expense as interest rates change over the life of the related debt agreement.

      The fair values of financial instruments have been determined through information obtained from quoted market sources and management estimates. The fair value of the financial instruments approximated their carrying values at December 31, 1995. The Company does not hold or issue financial instruments or derivative financial instruments (interest rate swap agreements) for trading purposes.

      Use of Estimates
      ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(3)   LINE-OF-CREDIT AGREEMENT
      ------------------------

      The Company has an unsecured revolving line-of-credit agreement with a commercial bank for $5,000,000. Interest accrues at the bank's prime rate, money market rate or LIBOR rate plus a base rate margin of .425% to 1.25%, as determined by certain performance measures. The Company had no funds drawn against the available balance at December 31, 1995 or 1994. The credit agreement expires on May 31, 1998.

(4)   LONG-TERM DEBT
      --------------

      Long-term debt consists of the following, as of December 31:

                                                                      1995               1994
                                                                    -----------        ----------
      Note payable to bank at 7.81% at December 31, 1995
        and 7.56% at December 31, 1994                              $5,000,000         $5,000,000
                                                                    ===========        ==========

      On May 10, 1994, the Company entered a term note agreement with a commercial bank for $5,000,000. Interest is payable quarterly at 6.81%, plus a base rate margin between .75% and 1.75%, determined by certain performance measures. The note is unsecured and is payable in two even annual installments on January 15, 1999 and 2000.

      The note contains restrictive covenants regarding maintenance of minimum net worth, interest coverage and leverage. The Company was in compliance with all covenants as of December 31, 1995 and 1994.

      The Company entered into an interest rate swap agreement with a six year term during 1994. The use of this agreement allowed the Company to enter into a long-term credit agreement with a performance based, floating rate of interest and then swap it for a fixed rate as opposed to entering into a higher cost fixed-rate credit agreement. This agreement is with a major commercial bank; therefore, the risk of credit loss from nonperformance by the bank is minimal. The following summarizes the notional amount and related rates on this interest rate swap agreement at December 31, 1995:

      Notional amount                      $5,000,000
      Average variable rate received             6.9%
      Average fixed rate paid                    7.7%  (7.81% at December 31, 1995)

(5)   INCOME TAXES
      ------------

      The provision for income taxes consists of the following:

                                                                        1995               1994
                                                                    ------------         ----------
      Currently payable:
        Federal                                                     $    988,000         $1,779,000
        State and local                                                  234,000            383,000
                                                                    ------------         ----------
                                                                       1,222,000          2,162,000
                                                                    ------------         ----------
      Deferred:
        Federal                                                          (32,000)           (78,000)
        State and local                                                  (16,000)            (5,000)
                                                                    ------------         ----------
                                                                         (48,000)           (83,000)
                                                                    ------------         ----------
            Total provision                                          $ 1,174,000         $2,079,000
                                                                    ============         ==========

     The components of the net deferred income tax benefit are as follows:

                                                                       1995               1994
                                                                   ------------       ------------
     Store closing reserve                                         $       -          $    (14,000)
     Uniform capitalization of inventory                                (36,000)           (54,000)
     Tax over book depreciation                                           7,000             49,000
     Vacation pay                                                       (19,000)           (14,000)
     Medical cost                                                       (47,000)           (59,000)
     State income taxes                                                  63,000             18,000
     Other                                                              (16,000)            (9,000)
                                                                   ------------       ------------
           Total deferred income tax benefit, net                  $    (48,000)       $   (83,000)
                                                                   ============       ============


      Reconciliation of the Federal statutory and effective income tax rates is as follows:

                                                                          1995              1994
                                                                     ------------       ------------
      Federal statutory rate                                             35.0%             35.0%

      Amortization of goodwill                                            1.4               0.8

      State and local income tax, net of Federal income
        tax effect                                                        5.8               4.8

      Other                                                              (0.3)             (0.6)
                                                                     ------------       ------------
      Effective tax rate                                                 41.9%             40.0%
                                                                     ============       ============

      A summary of the components of the net deferred tax asset balances, included in the accompanying balance sheet in prepaid expenses and other, are as follows:

                                                   1995              1994
                                                ---------          ---------
        Inventories                             $ 224,000          $ 188,000
        Accrued expenses and reserves             230,000            149,000
        State income taxes                        (62,000)             1,000
        Depreciation                             (220,000)          (214,000)
                                                ---------          ---------
              Deferred tax asset, net           $ 172,000          $ 124,000
                                                =========          =========


(6)   RELATED PARTY TRANSACTIONS
      --------------------------

      Net purchases of inventories from Hamilton Beach/Procter Silex (HBPS), a related company during the years ended December 31, 1995 and 1994, were $5,467,375 and $6,083,151, respectively. Related inventory levels at December 31, 1995 and 1994, were approximately $2,359,000 and $2,286,000, respectively. At December 31, 1995 and 1994, the Company owed HBPS $126,179 and $196,421, respectively, for these purchases.

      The Company incurred $87,913 and $19,600 for miscellaneous services provided by NII for the years ended December 31, 1995 and 1994, respectively. The Company had payables for such services at December 31, 1995 and 1994, of $25,151 and $10,800, respectively.

      The Company has an agreement with NII to loan NII up to $15,000,000. Outstanding amounts are collectible on demand. Interest is payable quarterly at the applicable short-term federal rate. The Company has a receivable due from NII at December 31, 1995 and 1994 of $1,950,000 and $3,125,000, respectively. The Company recorded related interest income of $20,209 during 1995 and $71,036 during 1994.

      The Company has a tax sharing agreement with NII, as NII and the Company are included in the same consolidated group for Federal tax purposes. The Company files separate tax returns for state and local tax purposes. The Company has recorded taxes payable to NII at December 31, 1995 and 1994, of $1,015,720 and $1,077,360, respectively.

(7)   LEASES
      ------

      The Company leases retail stores, warehouse space and equipment under noncancellable operating leases which expire at various dates through 2003. Future minimum lease payments are as follows:

                1996                        $ 5,540,000
                1997                          5,138,000
                1998                          4,435,000
                1999                          3,554,000
                2000                          2,387,000
            Thereafter                        1,239,000
                                            -----------

                 Total minimum payments     $22,293,000
                                            ===========

      The Company has leases with percentage of sales clauses in all but two of its retail store locations. Percentage of sales rent expense amounted to $375,144 for the year ended December 31, 1995 and $443,072 for the year ended December 31, 1994. The Company's total rent expense for the years ended December 31, 1995 and 1994, was $7,759,326 and $6,429,710,
      respectively.


(8)   RETIREMENT INCOME PLANS
      -----------------------

      The Company maintains a defined contribution savings plan for employees, who have completed one year of service and are at least 21 years of age. Employees can elect to defer and contribute a portion of their salary, following the guidelines established in the plan. The Company makes matching contributions of 50% of the employee's contribution, limited to 3% of the employee's compensation. In addition, the Company can make an annual profit sharing contribution at its discretion.

      Effective January 1, 1995, the Company established a deferred compensation plan for management employees. The purpose of the plan is to provide for certain employees of the Company benefits they would have received under the retirement savings plan but for certain limitations imposed by the INTERNAL REVENUE CODE. The plan is administrated and the related assets are held by the Company. Earnings are accrued by the Company based upon return on equity, as defined by the plan. The assets of the plan are unsecured.

      The Company's matching contribution, profit sharing contribution and earnings accrued on the plans described above was $317,613 and $319,958 for the years ended December 31, 1995 and 1994, respectively.

      Effective December 20, 1995, the Company established a deferred compensation plan for participants in the retirement savings plan not included in the deferred compensation plan for management employees. The purpose of the plan is to provide for certain employees of the Company benefits they would have received under the retirement savings plan but for certain limitations imposed by the INTERNAL REVENUE CODE. The plan is administrated and the related assets are held by the Company.
      Earnings shall be accrued by the Company based upon the earnings of the retirement savings plan, as defined by the plan. The assets of the plan shall be unsecured. As of December 31, 1995, there are no participants nor has the Company incurred any expense with relation to this plan.


(9)   COMMITMENT
      ----------

      On November 9, 1995, the Company entered into a construction contract with an unrelated third party for improvements to the home office in the amount of $700,800. Completion of the project is expected in 1996.


(10)  SELF INSURANCE COVERAGE
      -----------------------

      The Company is self insured for health insurance with stop loss coverage for claims which exceed $45,000 per incident. Total expense for 1995 and 1994 was approximately $649,000 and $571,000, respectively.


(11)  SUBSEQUENT EVENTS
      -----------------

      Through January 26, 1996, the Company made additional advances to NII of $1,145,000 and received payments of $2,445,000, for a net receivable balance of $650,000 at January 26, 1996.

      On January 8, 1996, the Company entered into an agreement with an unrelated third party for the sale, purchase and leaseback of the home office building . The selling price is $1,200,000, which approximates the net book value of the building after considering the cost of improvements described in Note 9. The Company has entered into an operating lease for a 10 year initial term, with two five-year renewal options, at a monthly rate of $14,500.

                                                                  Exhibit 99(iv)



                   NACCO MATERIALS HANDLING GROUP, INC.
                   AND SUBSIDIARIES

                   CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 1995 AND 1994
                   TOGETHER WITH AUDITORS' REPORT

                    Report of Independent Public Accountants


To the Board of Directors and Stockholders of Nacco Materials Handling Group, Inc.:

We have audited the accompanying consolidated balance sheets of Nacco Materials Handling Group, Inc. (an indirect majority-owned subsidiary of NACCO Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nacco Materials Handling Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP

Portland, Oregon
  February 15, 1996

             NACCO MATERIALS HANDLING GROUP, INC. AND SUBSIDIARIES
             -----------------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------
                        AS OF DECEMBER 31, 1995 AND 1994
                        --------------------------------
                 (in thousands of dollars except share amounts)


                                                     ASSETS
                                                     ------
                                                                                                  1995           1994
                                                                                               ----------      --------
 CURRENT ASSETS:
   Cash and cash equivalents                                                                  $   25,777       $ 10,763
   Accounts receivable, net                                                                      194,406        141,232
   Inventories                                                                                   286,085        208,828
   Prepaid expenses and other                                                                      5,338         17,358
   Deferred income taxes                                                                           2,714          5,192
                                                                                              ----------       --------
                                                                                                 514,320        383,373
                                                                                              ----------       --------

 OTHER ASSETS                                                                                     13,360         10,808

 PROPERTY, PLANT AND EQUIPMENT, net                                                              148,347        125,616

 DEFERRED CHARGES:
   Goodwill, net                                                                                 367,670        373,076
   Other                                                                                           8,462         13,376
                                                                                              ----------       --------
                                                                                                 376,132        386,452
                                                                                              ----------       --------
           Total Assets                                                                       $1,052,159       $906,249
                                                                                              ==========       ========

                                          LIABILITIES AND STOCKHOLDERS' EQUITY
                                          ------------------------------------

 CURRENT LIABILITIES:
   Accounts payable                                                                           $  212,164       $176,332
   Short-term obligations                                                                         78,621          3,120
   Current maturities of long-term obligations                                                     3,265         45,577
   Accrued expenses                                                                               89,028         80,617
   Accrued income taxes                                                                            2,197         12,189
   Deferred income taxes                                                                           1,793          4,034
                                                                                              ----------       --------
                                                                                                 387,068        321,869
                                                                                              ----------       --------
 LONG-TERM OBLIGATIONS, net of current maturities                                                250,000        211,417

 OTHER LIABILITIES                                                                                56,293         48,281

 DEFERRED INCOME TAXES                                                                            17,844         18,756

 STOCKHOLDERS' EQUITY:
 Common stock, par value $1 per share; 10,000 shares
   authorized; 5,599 shares outstanding                                                                6              6
   Capital in excess of par value                                                                198,205        198,205
   Retained income                                                                               131,887         98,395
   Foreign currency translation adjustment                                                        12,810         10,511
   Pension liability adjustment and other                                                         (1,954)        (1,191)
                                                                                              ----------       --------
                                                                                                 340,954        305,926
                                                                                              ----------       --------
           Total Liabilities and Stockholders' Equity                                         $1,052,159       $906,249
                                                                                              ==========       ========

The accompanying notes are an integral part of these consolidated balance sheets.

             NACCO MATERIALS HANDLING GROUP, INC. AND SUBSIDIARIES
             -----------------------------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------
                           (in thousands of dollars)



                                                                                              1995             1994
                                                                                           ----------       ----------
NET SALES                                                                                  $1,510,106       $1,178,882

COST OF SALES                                                                               1,231,695          947,375
                                                                                           ----------       ----------
          Gross Profit                                                                        278,411          231,507
                                                                                           ----------       ----------

OPERATING EXPENSES:
  Selling, administrative and general expenses                                                181,754          154,846
  Goodwill amortization                                                                        10,844           10,844
                                                                                           ----------       ----------
                                                                                              192,598          165,690
                                                                                           ----------       ----------
          Operating profit                                                                     85,813           65,817

OTHER INCOME (EXPENSE):
  Interest income                                                                                 923              792
  Interest expense                                                                            (30,593)         (33,744)
  Other, net                                                                                    2,238            2,951
                                                                                           ----------       ----------
                                                                                              (27,432)         (30,001)
                                                                                           ----------       ----------
          Income before income taxes and extraordinary
            charge                                                                             58,381           35,816

PROVISION FOR INCOME TAXES                                                                     21,490           17,077
                                                                                           ----------       ----------
INCOME BEFORE EXTRAORDINARY CHARGE                                                             36,891           18,739

EXTRAORDINARY CHARGE, NET OF TAX
                                                                                               (3,399)          (3,219)
                                                                                           ----------       ----------
          Net income                                                                       $   33,492       $   15,520
                                                                                           ==========       ==========


The accompanying notes are an integral part of these consolidated statements.

             NACCO MATERIALS HANDLING GROUP, INC. AND SUBSIDIARIES
             -----------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------
                           (in thousands of dollars)


                                                                                               1995             1994
                                                                                             ---------        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                $  33,492        $ 15,520
  Adjustments to reconcile net income to net
    cash provided by (used for) operating activities-
      Extraordinary charge, net of tax                                                          2,161           1,022
      Depreciation and amortization                                                            31,791          32,226
      Deferred income taxes                                                                    (1,162)          7,196
      Other                                                                                     5,944           1,105
      Changes in operating assets and liabilities:
        Accounts receivable                                                                   (48,642)        (29,492)
        Inventories                                                                           (73,543)        (51,586)
        Prepaid expenses and other                                                              5,381          (1,713)
        Accounts payable and accrued expenses                                                  29,332          71,550
        Accrued income taxes                                                                   (9,147)         (9,740)
                                                                                            ---------        --------
          Net cash provided by (used for) operating
            activities                                                                        (24,393)         36,088
                                                                                            ---------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment                                              (39,432)        (25,939)
  Acquisition of subsidiary                                                                    (5,780)           -
  Proceeds from sale of assets                                                                    650           7,928
  Other                                                                                         1,097            (486)
                                                                                            ---------        --------
          Net cash used for investing activities                                              (43,465)        (18,497)
                                                                                            ---------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Additions to long-term obligations                                                            2,529           1,378
  Reduction of long-term obligations                                                         (219,650)        (96,217)
  Revolving credit facility, net                                                              212,935          33,000
  Short-term obligations, net                                                                  73,060          (7,753)
  Working capital financing, net                                                               10,805          11,884
  Capital contribution                                                                           -             25,000
  Capital grants                                                                                4,017           1,622
  Other                                                                                        (1,567)            (60)
                                                                                            ---------        --------
          Net cash provided by (used for)  financing
            activities                                                                         82,129         (31,146)
                                                                                            ---------        --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                           743           4,063
                                                                                            ---------        --------
CASH AND CASH EQUIVALENTS:
  Increase(decrease)  for the year                                                             15,014          (9,492)
  Balance at the beginning of the year                                                         10,763          20,255
                                                                                            ---------        --------
  Balance at the end of the year                                                            $  25,777        $ 10,763
                                                                                            =========        ========


The accompanying notes are an integral part of these consolidated statements.

             NACCO MATERIALS HANDLING GROUP, INC. AND SUBSIDIARIES
             -----------------------------------------------------

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------
                           (in thousands of dollars)


                                                  1995           1994
                                                --------       --------
COMMON STOCK                                     $      6      $      6
                                                 --------      --------

CAPITAL IN EXCESS OF PAR VALUE:
  Beginning balance                               198,205       173,205
  Capital contribution                               -           25,000
                                                 --------      --------
                                                  198,205       198,205
                                                 --------      --------
RETAINED INCOME:
  Beginning balance                                98,395        82,875
  Net income                                       33,492        15,520
                                                 --------      --------
                                                  131,887        98,395
                                                 --------      --------

FOREIGN CURRENCY TRANSLATION ADJUSTMENT:
  Beginning balance                                10,511         2,503
  Foreign currency translation adjustment           2,299         8,008
                                                 --------      --------
                                                   12,810        10,511
                                                 --------      --------

PENSION LIABILITY ADJUSTMENT AND OTHER             (1,954)       (1,191)
                                                 --------      --------
TOTAL STOCKHOLDERS' EQUITY                       $340,954      $305,926
                                                 ========      ========


The accompanying notes are an integral part of these consolidated statements.

             NACCO MATERIALS HANDLING GROUP, INC. AND SUBSIDIARIES
             -----------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1995 AND 1994
                           --------------------------


1.       ACCOUNTING POLICIES:
         --------------------

Basis of Presentation
---------------------

The accompanying consolidated financial statements of NACCO Materials Handling Group, Inc. and subsidiaries includes the accounts of NACCO Materials Handling Group, Inc. and subsidiaries and its parent Hyster-Yale Materials Handling, Inc., a holding company (collectively, the Company). Hyster-Yale Materials Handling, Inc. is a 97 percent owned subsidiary of NACCO Industries, Inc. (NACCO). NACCO Materials Handling Group, Inc. and subsidiaries is the primary operating business.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Hyster-Yale Materials Handling, Inc. and NACCO Materials Handling Group, Inc. and its majority-owned domestic and international subsidiaries except for Companhia Hyster, a Brazilian subsidiary. Income from this Brazilian subsidiary is recognized when cash is received in the form of a dividend. Investments in Sumitomo Yale Company, Ltd. (S-Y), a 50% owned joint venture, and Yale Financial Services, Inc. (YFS, Inc.), a 20% owned joint venture, are accounted for by the equity method. All significant intercompany accounts and transactions among the consolidated companies are eliminated in consolidation.

Cash and Cash Equivalents
-------------------------

The Company considers cash equivalents to be investments purchased with a maturity of three months or less.

Inventories
-----------

Inventories are stated at the lower of cost or market. Cost has been determined under the last-in, first-out (LIFO) method for domestic inventories and under the first-in, first-out (FIFO) method with respect to all other inventories. Costs for inventory valuation include labor, material and manufacturing overhead.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are recorded at cost. Depreciation of plant and equipment is computed using the straight-line method over the estimated useful service lives for purposes of financial reporting. For tax purposes, an accelerated method is generally used. Maintenance and repairs are expensed as incurred.

Goodwill
--------

Goodwill, the excess of the purchase price paid over the fair value of the net assets acquired, relates primarily to the 1989 acquisition of Hyster Company and is amortized on a straight-line basis over 40 years. Amortization was $10.8 million in each of 1995 and 1994. Accumulated amortization was $71.2 million and $60.4 million at December 31, 1995 and 1994, respectively. Management regularly evaluates its accounting for goodwill considering such factors as historical and future profitability and believes that the asset is realizable and the amortization period is still appropriate.

Product Development Costs
-------------------------

Expenditures associated with the development of new products and improvements to existing products are expensed as incurred. These costs amounted to $24.2 and $23.2 million in 1995 and 1994, respectively.

Foreign Currency
----------------

The financial statements for the Company's foreign operations are translated into United States dollars at year-end exchange rates as to assets and liabilities and at weighted average exchange rates as to revenues and expenses. Gains and losses that do not impact cash flows are excluded from net income. Effects of changes in exchange rates on foreign financial statements are designated as "foreign currency translation adjustment" as a separate component of stockholders' equity.

Financial Instruments and Derivative Financial Instruments
----------------------------------------------------------

The fair values of financial instruments have been determined through information obtained from quoted market sources and management estimates. The Company does not hold or issue financial instruments or derivative financial instruments for trading purposes.

The Company enters into forward foreign exchange contracts with terms of one to twelve months. These contracts hedge certain foreign currency denominated receivables and payables and foreign currency commitments. Gains and losses on contracts which do not hedge firm commitments are reported currently in income, while gains and losses from contracts related to firm commitments are deferred and recognized as part of the cost of the underlying transaction being hedged.

The Company also enters into interest rate swap agreements with terms ranging from three months to seven years. The differential between the floating interest rate and the fixed interest rate which is to be paid or received is recognized in interest expense as the floating interest rate changes over the life of the agreement.

Reclassification
----------------

Certain amounts in the prior period consolidated financial statements have been reclassified to conform to the current period's presentation.

2.       RISKS AND UNCERTAINTIES:
         ------------------------

Nature of Operations
--------------------

The Company designs, manufactures and markets material handling machinery and equipment. Its product offerings cover all categories of forklift trucks, with electric rider and internal combustion engine (ICE) forklift trucks being the major product lines. The Company also derives significant revenue from the sale of service parts for its own and competitors' forklift trucks.

The Company's manufacturing operations are primarily located in the United States and Europe. Products are differentiated between the Hyster(R) and Yale(R) brands and each brand is distributed worldwide through a separate dealer network. Both brands are also sold directly to certain national accounts customers.

The Company's market position is strongest in North America; it also has significant presence in Europe although its competitive position varies from country to country. The Company's market share in Asia-Pacific is relatively low. That region, including China and Japan, is one focus of the Company's growth strategy.

Since 1983, Yale products have been distributed in Germany and Austria exclusively by Jungheinrich AG. Yale also supplies forklift trucks to Jungheinrich for distribution under the Jungheinrich brand in other areas of Europe. In late 1995, the existing agreement between Yale and Jungheinrich was terminated and an orderly transition plan was agreed upon. In 1996, Yale will be establishing a new distribution network in Germany and Austria.

The forklift truck industry is highly competitive and the Company has established alliances with a limited number of suppliers to secure sources of competitively priced materials and components. If the supply of key components or materials were disrupted, or if major price increases were imposed that could not be passed onto end customers, there could be an adverse impact on the Company's operating results.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

3.       EXTRAORDINARY CHARGES:
         ----------------------

The 1995 extraordinary charge of $3.4 million, net of $2.2 million in tax benefits, represents premiums and the write-off of unamortized debt issuance costs associated with the retirement of the remaining approximately $78 million, 12-3/8% subordinated debentures that were outstanding at December 31, 1994. The Company retired these debentures in August 1995 utilizing proceeds from the Credit Agreement, as discussed in Note 10.

The 1994 extraordinary charge of $3.2 million, net of $2.0 million in tax benefits, related to the retirement of approximately $72 million of subordinated debentures.

4.    SUPPLEMENTAL CASH FLOW INFORMATION:
      -----------------------------------

Supplemental cash flow information is as follows:

                                                                  Year Ended
                                                                 December 31,
                                                               ----------------
                                                              1995         1994
                                                             -------      -------
                                                                (in thousands)
              Interest paid                                   $33,723     $36,078
              Income taxes paid                                30,239      15,434
              Income tax refunds received                       2,213       1,336
              Noncash activities:
                Capital contribution of
                  subordinated debentures                        -         25,529

5.    ACCOUNTS RECEIVABLE:
      --------------------

Allowances for doubtful accounts of $3.8 and $3.3 million at December 31, 1995 and 1994, respectively, were deducted from accounts receivable.

6.    INVENTORIES:
      ------------
Inventories are summarized as follows:

                                                                            December 31,
                                                                         ------------------
                                                                          1995          1994
                                                                        --------      --------
                                                                           (in thousands)
         Finished goods and service parts                               $117,393      $ 82,331
         Raw materials and work in process                               182,032       137,897
         LIFO reserve                                                    (13,340)      (11,400)
                                                                        --------      --------
                                                                        $286,085      $208,828
                                                                        ========      ========

The cost of inventories has been determined by the last-in first-out (LIFO) method for 61% of such inventories as of December 31, 1995 and 63% as of December 31, 1994.

7.    INVESTMENTS:
      ------------

The Company owns a 50% interest in Sumitomo Yale, Ltd. (S-Y). The joint venture operates a facility in Japan from which the Company purchases certain components, internal combustion engines and electric forklift trucks. Following is S-Y's unaudited condensed financial information on a separate company basis, before elimination of intercompany profits.

Condensed Balance Sheets
------------------------

                                                                                  November 30,
                                                                               ------------------
                                                                                1995          1994
                                                                              --------      --------
                                                                                  (in thousands)
                                                                                    (unaudited)
         Assets:
           Current assets                                                     $144,966       $115,003
           Other assets                                                         57,209         52,617
                                                                              --------       --------
                                                                              $202,175       $167,620
                                                                              ========       ========

         Liabilities and stockholders' equity:
           Notes payable                                                      $ 55,700       $ 50,706
           Other current liabilities                                            95,898         77,264
                                                                              --------       --------
                   Total current liabilities                                   151,598        127,970

           Other liabilities                                                    36,320         29,853
           Stockholders' equity                                                 14,257          9,797
                                                                              --------       --------
                                                                              $202,175       $167,620
                                                                              ========       ========

Condensed Statements of Income
------------------------------

                                                Twelve Months Ended
                                                    November 30,
                                                -------------------
                                                 1995          1994
                                               --------      --------
                                                  (in thousands)
                                                    (unaudited)
         Net sales                              $280,853      $215,180
         Gross profit                             71,322        51,497
         Net income                                4,865           758

The Company's purchases from S-Y in 1995 and 1994 were $134.4 and $92.0 million, respectively. Trade terms on certain payables to S-Y are 210 days. The Company pays interest at market rates on all amounts owing after 60 days. Payables to S-Y with terms greater than 60 days are shown as working capital financing in the consolidated statements of cash flows. The Company's accounts receivable and accounts payable balances with S-Y were as follows:

                                                     December 31,
                                                   ----------------
                                                   1995        1994
                                                  -------     -------
                                                    (in thousands)
         Accounts receivable                     $   895      $   775
         Accounts payable                         51,696       40,891

The Company reimbursed S-Y $1.4 and $1.5 million for engineering assistance during 1995 and 1994, respectively.

8.    PROPERTY, PLANT AND EQUIPMENT:
      ------------------------------

Property, plant and equipment includes the following:

                                                     December 31,
                                                 --------------------
                                                 1995             1994
                                               ---------        --------
                                                    (in thousands)
         Land                                  $   6,421        $  6,007
         Buildings                                58,503          51,551
         Machinery, tools and equipment          192,137         156,888
                                               ---------        --------
                                                 257,061         214,446

         Less:  Accumulated depreciation        (108,714)        (88,830)
                                               ---------        --------
                                               $ 148,347        $125,616
                                               =========        ========

Depreciation charged to income was $20.2 and $19.9 million in 1995 and 1994, respectively.

9.    ACCRUED EXPENSES:
      -----------------

The components of accrued expenses are summarized as follows:

                                                    December 31,
                                                 ----------------
                                                 1995         1994
                                                -------      -------
                                                   (in thousands)
         Wages, commissions and bonuses          $13,105     $13,393
         Interest                                  3,107       6,821
         Warranty                                 16,708      12,539
         Self insurance                            8,000       8,000
         Sales discounts                          12,104       9,472

         Other                                    36,004      30,392
                                                 -------     -------
                                                 $89,028     $80,617
                                                 =======     =======

10.   SHORT-TERM AND LONG-TERM OBLIGATIONS:
      -------------------------------------

On February 28, 1995 the Company entered into a long-term financing agreement (the Credit Agreement) to refinance the majority of its previously outstanding long-term debt. The Credit Agreement provides the Company with an unsecured $350 million revolving line of credit with a five year maturity and an extension option. It is the Company's intention to exercise the extension option at maturity. The Credit Agreement also provides the Company with reduced interest rates upon achievement of certain financial performance targets. The Credit Agreement allowed the Company to redeem $78 million of 12-3/8% subordinated debentures that were outstanding at December 31, 1994. This redemption caused the Company to record an extraordinary charge of $3.4 million, net of tax, in 1995 to write-off unamortized debt issuance costs and premiums as discussed in Note 3.

Borrowings under the Credit Agreement were $275 million at December 31, 1995, of which $246 million is classified as long-term and the remainder as short-term obligations. A facility fee which is based upon the total $350 million commitment of the Credit Agreement is currently 0.3% per annum. This facility bears interest under a variety of borrowing options with premiums on each option subject to reductions based on favorable performance. The weighted average effective interest rates on the revolving credit facility, including interest rate swaps, was 6.25% in 1995. The weighted average interest rate, including interest rate swaps, at December 31, 1995 was 6.68%.

The Credit Agreement contains covenants related to minimum net worth, debt to equity ratios and debt of subsidiaries. In addition, the Credit Agreement limits capital spending, investments and dividends. As of December 31, 1995, the Company was in compliance with all the covenants in the Credit Agreement.

In addition to the Credit Agreement, the Company has arrangements with lenders that allow for borrowings on an uncommitted basis at current market rates. At December 31, 1995, borrowings under these arrangements amounted to $43.4 million and are classified as short-term obligations. The weighted average interest rate on these borrowings at December 31, 1995 was 6.41%.

As further discussed in Note 15 to the consolidated financial statements, the Company has entered into unsecured interest rate swap agreements. The interest rate swap agreements mature at varying lengths from three months to seven years and effectively change the majority of the Company's floating interest rate exposure on the Credit Agreement to a fixed rate. The Company evaluates its exposure to floating rate debt on an ongoing basis.

Long-term obligations, exclusive of current maturities, consists of the following:

                                                         December 31,
                                                      ------------------
                                                       1995          1994
                                                     --------      --------
                                                         (in thousands)
         Revolving lines of credit                   $245,935      $ 33,000
         Term note                                       -           95,298
         Subordinated debentures                         -           78,524
         Other                                          4,065         4,595
                                                     --------      --------
         Total long-term obligations                 $250,000      $211,417
                                                     ========      ========

Maturities on long-term obligations for the next five years are as follows:

                Year Ending
               December 31,                   Amount
               ------------               --------------
                                          (in thousands)
                   1996                       $1,927
                   1997                          410
                   1998                          190
                   1999                           52
                   2000                           52

To the extent allowed under the restrictive covenants of the Credit Agreement, foreign subsidiaries had credit lines at December 31, 1995 with an unused amount of $26.5 million. Borrowings under these credit lines are classified as short-term and amounted to $6.2 million and $3.1 million at December 31, 1995 and 1994, respectively. These credit lines are in various currencies and bear interest at rates that range from 7.75% to 8.4% at December 31, 1995.

11.      INCOME TAXES:
         -------------

The Company is included in the consolidated federal income tax return of NACCO. The Company and NACCO are parties to an income tax sharing agreement providing for the allocation of federal income tax liabilities. Under this arrangement, the Company will pay to NACCO an amount equal to the income taxes that would be payable by the Company if it were a corporation filing a separate return. Therefore, the currently payable federal portion of the provision for income taxes is payable to NACCO. The Company files separate state income tax returns.

Components of income before income taxes and extraordinary charge are as follows:

                                               Year Ended
                                               December 31,
                                             ----------------
                                            1995         1994
                                           -------      -------
                                            (in thousands)
         Domestic                          $35,305      $17,694
         International                      23,076       18,122
                                           -------      -------
                                           $58,381      $35,816
                                           =======      =======

Income tax expense (credit) consists of the following:

                                          Year Ended
                                          December 31,
                                        ----------------
                                        1995         1994
                                       -------      -------
                                          (in thousands)
         Current:
           Federal                      $17,814      $ 9,808
           State                          3,650        2,212
           Foreign                        3,767        6,460
                                        -------      -------
                                         25,231       18,480
                                        -------      -------
         Deferred:
           Federal                       (3,570)       2,487
           State                         (1,394)        (560)
           Foreign                        1,223       (3,330)
                                        -------      -------
                                         (3,741)      (1,403)
                                        -------      -------
                                        $21,490      $17,077
                                        =======      =======

The Company has provided for estimated United States and foreign income taxes, less available tax credits and deductions, which would be incurred on the remittance of undistributed earnings in its foreign subsidiaries in excess of earnings deemed to be indefinitely reinvested. It is management's intent to provide income taxes on all future accumulations of undistributed earnings for those foreign subsidiaries where it is anticipated that distribution of earnings is likely to occur.

Accumulated earnings at December 31, 1995 of international subsidiaries which have been deemed to be indefinitely reinvested totaled $38.5 million. Determination of the amount of unrecognized deferred tax liability on these unremitted earnings is not practicable. The amount of withholding taxes that would be payable upon remittance of all undistributed foreign earnings would be $5.6 million. These withholding taxes, subject to certain limitations, may be used to reduce U.S. income taxes.

In 1995, the Company reached agreements with various tax authorities resulting in nonrecurring tax benefits of $1.8 million.

A reconciliation of the provisions for income taxes at the federal statutory income tax rate to income taxes as reported is as follows:

                                                                       Year Ended
                                                                       December 31,
                                                                     ----------------
                                                                     1995         1994
                                                                    -------      -------
                                                                      (in thousands)
   Income before tax and extraordinary item                         $58,381      $35,816
   Statutory rate                                                        35%          35%
   Tax at statutory rate                                            $20,433      $12,536
   Effect of:
     Amortization of excess purchase price                            4,085        4,085
     State income taxes                                               1,391        1,038
     Export benefit                                                    (969)        (903)
     Income recorded net of tax                                      (1,174)        (373)
     Tax authorities settlement                                      (1,792)        -
     Other differences                                                 (484)          694
                                                                     -------      -------
   Tax Provision                                                     $21,490      $17,077
                                                                     =======      =======

A summary of the components of the net deferred tax balance in the Company's consolidated balance sheets resulting from differences in the book and tax basis of assets and liabilities follows:

Deferred Tax Asset (Liability) at December 31, 1995 (in thousands)
------------------------------------------------------------------

                                                              Current                     Noncurrent
                                                         ------------------           ------------------
                                                       Domestic       Foreign        Domestic       Foreign
                                                       --------       -------        --------       -------
   Inventories                                           $(17,775)     $ 1,058       $   -          $  -
   Accrued expenses and reserves                           12,594        1,737           -             -
   Pension                                                   -            -            (1,158)       (2,427)
   Net operating loss carryforwards                           460        1,723           -             -
   Product liability                                        3,112                      14,717          -
   Tax credit carryforwards                                    56         -              -             -
   Unrepatriated earnings                                    -            -           (11,642)         -
   Depreciation                                              -            -           (13,267)       (5,247)
   Other                                                     (240)      (1,804)         1,210           (30)
                                                         --------      -------       --------       -------
                                                         $ (1,793)     $ 2,714       $(10,140)      $(7,704)
                                                         ========      =======       ========       =======

Deferred Tax Asset (Liability) at December 31, 1994 (in thousands)
------------------------------------------------------------------

                                                                  Current                     Noncurrent
                                                             ------------------           ------------------
                                                           Domestic       Foreign       Domestic        Foreign
                                                           --------       -------       --------        -------
     Inventories                                           $(18,555)         593       $   -           $  -
     Accrued expenses and reserves                            8,922        4,858           -              -
     Pension                                                   -            -               563         (2,575)
     Net operating loss carryforwards                         1,144          820           -              -
     Product liability                                        3,120         -            13,722           -
     Tax credit carryforwards                                 2,334         -              -              -
     Unrepatriated earnings                                    -            -            (8,904)          -
     Depreciation                                              -            -           (13,454)        (5,449)
     Other                                                     (999)      (1,079)        (2,701)            42
                                                           --------      -------       --------        -------
                                                           $ (4,034)     $ 5,192       $(10,774)       $(7,982)
                                                           ========      =======       ========        =======

12.      POSTRETIREMENT BENEFITS:
         ------------------------

The Company maintains a variety of postretirement plans covering a majority of its employees. A portion of the employees are participants in the defined benefit plans discussed below. Most of the remaining covered employees participate in the profit sharing portion of the Company's defined contribution plan also described below. In addition, all eligible employees are included in the 401(k) portion of the defined contribution plan. Total postretirement expense for the Company was $12.1 million and $8.5 million for the years 1995 and 1994, respectively. Included in these amounts is the expense associated with government sponsored plans in which the Company's international subsidiaries participate. Cash contributions under the above plans were $7.8 million in 1995 and $7.2 million in 1994.

Each defined benefit plan has a formula which is used to determine benefits upon retirement. Most formulas take into account age, compensation, and success of the Company in meeting certain goals, although certain hourly employees' formulas are based primarily on years of service. The Company's current funding policy is to contribute annually the minimum contribution calculated by the independent actuaries. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

The components of periodic pension cost and actuarial assumptions for the Company's principal defined benefit plans for the years ended December 31, 1995 and 1994 are as follows:

                                                                Year Ended December 31,
                                                                  ------------------
                                                                   1995       1994
                                                                  -------    -------
                                                                    (in thousands)
UNITED STATES PLANS:
  Interest accrued on projected benefit obligation              $ 3,098      $ 2,504
  Service cost-benefits earned during the year                    3,693        1,558
  Actual return on plan assets, net of plan expense              (5,333)         239
  Net amortization and deferral                                   3,622       (1,568)
                                                                -------      -------
  Net periodic pension cost                                     $ 5,080      $ 2,733
                                                                -------      -------
  Assumed discount rate                                             7.5%         8.5%
  Rate of compensation increase (where applicable)                  4.5%         5.5%
  Expected long-term rate of return on plan assets                  9.0%         9.0%

UNITED KINGDOM PLANS:
  Interest accrued on projected benefit obligation              $ 2,122      $ 1,830
  Service cost-benefits earned during the year                    1,256        1,356
  Actual return on plan assets, net of plan expense              (3,397)        (185)
  Net amortization and deferral                                     648       (2,743)
                                                                -------      -------
  Net periodic pension cost                                     $   629      $   258
                                                                -------      -------
  Assumed discount rate                                             8.0%         8.0%
  Rate of compensation increase (where applicable)                  5.0%         5.0%
  Expected long-term rate of return on plan assets                  9.5%         9.5%

The following schedule reconciles the funded status of the Company's principal defined benefit plans with amounts reported in the consolidated balance sheets at December 31, 1995 and 1994:

                                                                                         December 31,
                                                                         ----------------------------------------------
                                                                                1995                       1994
                                                                        -------------------      -----------------------
                                                                        United       United        United        United
                                                                        States       Kingdom       States       Kingdom
                                                                        Plans         Plans        Plans         Plans
                                                                       -------       -------      -------       -------
                                                                                        (in thousands)
Projected benefit obligation, based on employment service to date and current salary levels:
    Vested accumulated benefit obligation                               $34,912       $26,261      $24,218       $22,991
    Nonvested accumulated benefit obligation                              1,027         1,758        2,023           195
                                                                        -------       -------      -------       -------
       Total accumulated benefit obligation                              35,939        28,019       26,241        23,186

    Additional amounts related to projected
      salary increase                                                     6,781           978        5,429         2,438
                                                                        -------       -------      -------       -------
       Total projected benefit obligation                                42,720        28,997       31,670        25,624

Fair value of plan assets                                                29,533        33,286       22,922        29,352
                                                                        -------       -------      -------       -------

  Plan assets in excess of (less than) projected
    benefit obligation                                                  (13,187)        4,289       (8,748)        3,728

  Unrecognized net loss from past experience
    different from that assumed                                           6,323          -           4,507         1,583
  Unrecognized prior service cost                                         2,685         1,312        3,076         1,359
  Unrecognized net transition obligation                                   -              109         -             (578)
  Additional minimum liability                                           (4,523)         -          (3,975)         -
                                                                        -------       -------      -------       -------
Prepaid (accrued) pension cost recognized                               $(8,702)      $ 5,710      $(5,140)      $ 6,092
                                                                        =======       =======      =======       =======

The Company maintains a defined contribution retirement plan for U.S. employees which includes a profit sharing portion and a 401(k) portion. Contributions to the profit sharing plan are based on a formula which takes into account age, compensation, and success of the Company in meeting certain goals. Contributions vest over a five-year period. Under the 401(k) portion, eligible employees may contribute up to 17% of their compensation and the Company matches an amount equal to 66-2/3% of the participants' initial 3% before tax contribution. Participants are at all times fully vested in their contributions and those made by the Company.

13.      OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS:
         -------------------------------------------------

The Company maintains health care and life insurance plans which provide benefits to eligible retired employees. The Company funds these benefits on a "pay as you go" basis, with the retirees paying a portion of the costs.

Summary information on the Company's plans is as follows:

                                                                                            December 31,
                                                                                          ----------------
                                                                                          1995       1994
                                                                                         -------    -------
                                                                                           (in thousands)
    Accumulated postretirement benefit obligation (APBO):
      Retirees                                                                          $ 4,452     $ 3,866
      Fully eligible active plan participants                                               326         214
      Other active plan participants                                                      5,577       5,422
                                                                                        -------     -------
                                                                                         10,355       9,502
    Unrecognized net loss                                                                (2,483)     (1,648)
                                                                                        -------     -------
    Accrued postretirement benefit                                                      $ 7,872     $ 7,854
                                                                                        =======     =======


The components of net periodic other postretirement benefit cost are as follows:

                                                                                           Year Ended
                                                                                           December 31,
                                                                                         ----------------
                                                                                         1995       1994
                                                                                        -------    -------
                                                                                          (in thousands)
    Service cost of benefits earned                                                     $   167     $   187
    Interest cost on accumulated postretirement benefit
      obligation                                                                            790         800
    Amortization of unrecognized loss                                                        74         197
                                                                                        -------     -------
                                                                                        $ 1,031     $ 1,184
                                                                                        =======     =======

The assumed health care cost trend rate for measuring the postretirement benefit cost was 9% in 1995 and 10.00% in 1994, gradually reducing to 6.25% in years 2001 and after. The weighted average discount rate used to determine the benefit obligation was 7.50% in 1995 and 8.50% in 1994. If the assumed health care trend rate were increased by 1.00%, the effect on the APBO and expense would be immaterial.

14.      LONG-TERM INCENTIVE COMPENSATION PLAN:
         --------------------------------------

The Company has a Long-Term Incentive Compensation Plan for officers and key management employees of the Company and its subsidiaries. Awards under this plan represent book value appreciation units and entitle the recipient, subject to vesting and other restrictions, to receive cash equal to the difference between the base period price for the units and the book value price as of the quarter date coincident to or immediately preceding the date of disbursement. Awards vest and are payable ten years from date of grant or earlier under certain conditions. As of December 31, 1995, 1.9 million units have been awarded to key employees and officers. The amount charged to expense was $3.2 and $1.7 million in 1995 and 1994, respectively. The total amount accrued at December 31, 1995 and 1994 for these awards was $5.2 and $2.0 million, respectively, and was recorded as a long-term liability.

15.      FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS:
         -----------------------------------------------------------

Financial Instruments
---------------------

A financial instrument is cash or a contract that imposes, or conveys, a contractual obligation, or right, to deliver, or receive, cash or another financial instrument. The fair value of financial instruments approximated their carrying values at December 31, 1995.

Interest Rate Derivatives
-------------------------

The Company has entered into interest rate swap agreements. The use of these agreements allows the Company to enter into long-term credit arrangements that have performance based, floating rates of interest and then swap them into fixed rates as opposed to entering into higher cost fixed-rate credit arrangements. These agreements are with major commercial banks; therefore, the risk of credit loss from nonperformance by the banks is minimal. As of December 31, 1995 the Company had $320 million notional principal amount of interest rate swaps with an average effective fixed rate of 6.08%, although $110 million of the swaps are delayed to start in 1996 and later.

Foreign Currency Derivatives
----------------------------

The Company enters into forward foreign exchange contracts for purposes of hedging exposure to foreign currency exchange rate fluctuations. These contracts are with major financial institutions and the risk of credit loss from nonperformance by these institutions is considered minimal. These contracts hedge primarily firm commitments and, to a lesser degree, anticipated commitments relating to cash flows associated with sales and purchases denominated in foreign currencies. The Company enters into foreign exchange contracts in a variety of foreign currencies with maturities not exceeding one year. At December 31, 1995 the Company had $293 million contract value of forward foreign exchange contracts.

16.      COMMITMENTS:
         ------------

Future minimum lease payments on operating leases as of December 31, 1995 are as follows:

                                                        Operating
                                                          Leases
                                                      --------------
                                                      (in thousands)
         1996                                            $ 6,318
         1997                                              5,678
         1998                                              5,481
         1999                                              5,084
         2000                                              4,574
         Subsequent to 2000                                9,947
                                                         -------
         Total Future Minimum Lease Payments             $37,082
                                                         =======

Aggregate rental expense for operating leases included in the consolidated statements of income was $6.5 and $4.0 million in 1995 and 1994, respectively.

17.      CONTINGENCIES:
         --------------

The Company is subject to recourse or repurchase obligations under various financing arrangements for certain independently owned retail dealerships. Also, certain dealer loans are guaranteed by the Company. Total amounts subject to recourse, guarantee or repurchase obligation at December 31, 1995 were $100.8 million.

When the Company is the guarantor of the principal amount financed, a security interest is usually maintained in assets of the parties for whom the Company is guaranteeing debt. Losses anticipated under the terms of the recourse or repurchase obligations have been provided for and are not significant.

The Company is the defendant in various product liability and other legal proceedings incidental to its business. The majority of this litigation involves product liability claims. The Company has recorded a reserve for potential product liability losses at December 31, 1995 of $45.8 million, of which $8.0 million is estimated to be payable in 1996. While the resolution of litigation cannot be predicted with certainty, management believes that the reserves are adequate and no material adverse effect upon the financial position or results of operations of the Company will result from such legal actions.

18.      SEGMENT INFORMATION:
         --------------------

The Company's business consists of the engineering, manufacturing and marketing of materials handling machinery and equipment, under the Hyster(R) and Yale(R) trade names. The Company's products are manufactured in plants at five locations in the United States and six international plants located in Scotland, Northern Ireland, The Netherlands, Brazil, Australia and Japan. Service parts are distributed through parts depots located in the United States, Europe, Australia and Brazil. Generally, product assembled abroad is comprised of parts and components manufactured or purchased locally and from U.S. plants at established transfer prices. The transfer price of production parts and completed units is established by a procedure designed to equate to an arm's-length price. However, for purposes of the following financial statement disclosure, transfers between geographic areas are presented at standard cost.

                                             North                         Asia
                  1995                      America         Europe        Pacific       Eliminations        Consolidated
---------------------------------------    ----------      --------       -------       ------------        ------------
                                                                          (in thousands)
Sales to unaffiliated customers              $  936,600      $422,308      $85,136        $    -              $1,444,044
Export sales to unaffiliated customers           66,062          -            -                -                  66,062
Transfers between geographic areas               63,653       156,050         -            (219,703)                -
                                             ----------      --------      -------        ---------           ----------
Total net sales                              $1,066,315      $578,358      $85,136        $(219,703)          $1,510,106
                                             ==========      ========      =======        =========           ==========
Operating profit                             $   51,095      $ 34,437      $   281                            $   85,813
                                             ==========      ========      =======                            ==========
Identifiable assets                          $  650,426      $373,437      $48,139        $ (19,843)          $1,052,159
                                             ==========      ========      =======        =========           ==========

                                             North                         Asia
                  1994                      America         Europe        Pacific       Eliminations        Consolidated
---------------------------------------    ----------      --------       -------       ------------        ------------
                                                                          (in thousands)
Sales to unaffiliated customers              $  753,179      $289,692      $61,045        $    -              $1,103,916

Export sales to unaffiliated customers           74,966          -            -                -                  74,966

Transfers between geographic areas               49,208       130,595         -            (179,803)                -
                                             ----------      --------      -------        ---------           ----------
Total net sales                              $  877,353      $420,287      $61,045        $(179,803)          $1,178,882
                                             ==========      ========      =======        =========           ==========
Operating profit                             $   45,577      $ 15,073      $ 5,167                            $   65,817
                                             ==========      ========      =======                            ==========
Identifiable assets                          $  583,036      $309,578      $24,026        $ (10,391)          $  906,249
                                             ==========      ========      =======        =========           ==========